Exhibit 2













                              AGREEMENT AND PLAN OF
                                 REORGANIZATION


                                      among


                           first shares bancorp, INC.,


                                   FIRST BANK,


                                LINCOLN BANCORP,


                                       and


                                  LINCOLN BANK


                                 March ___, 2004

                                TABLE OF CONTENTS

Article I The Company Merger..................................................1
----------------------------
   1.01     The Company Merger................................................1
   ----     -------------------
   1.02     Reservation of Right to Revise Structure..........................2
   ----     -----------------------------------------
   1.03     Effective Time....................................................3
   ----     ---------------
   1.04     Accounting Treatment..............................................3
   ----     ---------------------
Article II The Subsidiary Merger..............................................3
--------------------------------
   2.01     The Subsidiary Merger.............................................3
   ----     ----------------------
   2.02     Effective Time....................................................4
   ----     ---------------
Article III Consideration.....................................................4
-------------------------
   3.01     Consideration.....................................................4
   ----     --------------
   3.02     Rights as Shareholders; Stock Transfers...........................8
   ----     ----------------------------------------
   3.03     Fractional Shares.................................................9
   ----     ------------------
   3.04     Exchange Procedures...............................................9
   ----     --------------------
   3.05     Anti-Dilution Adjustments........................................10
   ----     --------------------------
Article IV Actions Pending the Merger........................................10
-------------------------------------
   4.01     Forbearances of FSB..............................................10
   ----     --------------------
   4.02     Forbearances of Lincoln..........................................13
   ----     ------------------------
Article V Representations and Warranties.....................................15
----------------------------------------
   5.01     Disclosure Schedules.............................................15
   ----     ---------------------
   5.02     Representations and Warranties of FSB............................15
   ----     --------------------------------------
   5.03     Representations and Warranties of Lincoln........................25
   ----     ------------------------------------------
Article VI Covenants.........................................................34
--------------------
   6.01     Reasonable Best Efforts..........................................34
   ----     ------------------------
   6.02     Shareholder Approval.............................................34
   ----     ---------------------
   6.03     Registration Statement...........................................34
   ----     -----------------------
   6.04     Press Releases...................................................35
   ----     ---------------
   6.05     Access; Information..............................................36
   ----     --------------------
   6.06     Acquisition Proposals............................................36
   ----     ----------------------
   6.07     Affiliate Agreements.............................................37
   ----     ---------------------
   6.08     NASDAQ Listing...................................................37
   ----     ---------------
   6.09     Regulatory Applications..........................................37
   ----     ------------------------
   6.10     Title Insurance and Surveys......................................37
   ----     ----------------------------
   6.11     Environmental Reports............................................38
   ----     ----------------------
   6.12     Conforming Accounting and Reserve Policies;
            Restructuring Expenses...........................................38
   ----     -----------------------------------
   6.13     D & O Insurance..................................................39
   ----     ----------------

   6.14     Notification of Certain Matters..................................40
   ----     --------------------------------
   6.15     Defined Contribution Plans.......................................40
   ----     ---------------------------
   6.16     Option Plans.....................................................40
   ----     -------------
   6.17     Debentures and Contracts.........................................41
   ----     -------------------------
   6.18     Deferred Fee Agreements..........................................41
   ----     ------------------------
   6.19     Employee Matters.................................................41
   ----     -----------------
   6.20     Severance........................................................42
   ----     ----------
   6.21     Charter Conversion...............................................42
   ----     -------------------
   6.22     Short-Swing Trading Exemption....................................42
   ----     ------------------------------
Article VII Conditions to Consummation of the Merger.........................43
----------------------------------------------------
   7.01     Conditions to Each Party's Obligation
            to Effect the Company Merger.....................................43
   ----     ----------------------------------
   7.02     Conditions to Obligation of FSB..................................44
   ----     --------------------------------
   7.03     Conditions to Obligation of Lincoln..............................45
   ----     ------------------------------------
Article VIII Closing.........................................................46
--------------------
   8.01     Deliveries by FSB at Closing.....................................46
   ----     -----------------------------
   8.02     Deliveries by Lincoln at the Closing.............................47
   ----     -------------------------------------
Article IX Termination.......................................................48
----------------------
   9.01     Termination......................................................48
   ----     ------------
   9.02     Effect of Termination and Abandonment............................49
   ----     --------------------------------------
   9.03     Liquidated Damages...............................................49
   ----     -------------------
Article X Miscellaneous......................................................50
-----------------------
   10.01       Survival......................................................50
   -----       ---------
   10.02       Waiver; Amendment.............................................50
   -----       ------------------
   10.03       Counterparts..................................................50
   -----       -------------
   10.04       Governing Law.................................................50
   -----       --------------
   10.05       Expenses......................................................50
   -----       ---------
   10.06       Notices.......................................................50
   -----       --------
   10.07       Entire Understanding; No Third Party Beneficiaries............51
   -----       ---------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of March ___, 2004, by and among First Shares Bancorp, Inc., an Indiana corporation with its headquarters in Greenwood, Indiana ("FSB"), First Bank, an Indiana commercial bank based in Morgantown, Indiana ("First Bank"), Lincoln Bancorp, an Indiana corporation with its principal place of business in Plainfield, Indiana ("Lincoln"), and Lincoln Bank, a federal savings bank based in Plainfield, Indiana ("Lincoln Bank").


                              W I T N E S S E T H:

A. Each of the parties desire to effect a merger of FSB with and into Lincoln, with Lincoln being the surviving entity in the merger (the "Company Merger").

B. FSB owns all of the issued and outstanding shares of capital stock of First Bank. Lincoln owns all of the issued and outstanding shares of capital stock of Lincoln Bank. In addition to the Company Merger, the parties desire to effect a merger of First Bank with and into Lincoln Bank, with Lincoln Bank being the surviving entity in the merger (the "Subsidiary Merger").

C.   The  Boards  of  Directors  of FSB and  Lincoln,  respectively,  each  have determined that it is in the best interests of their respective corporations, shareholders, customers, and employees to effect the Company Merger and the Subsidiary Merger.

D. It is the intention of the parties to this Agreement that the business combinations contemplated hereby each be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   Article I
                               The Company Merger

     1.01 The Company Merger. At the date and time at which the Company Merger becomes effective (the "Effective Time"), the Company Merger contemplated by this Agreement shall occur and in furtherance thereof:

          (a) Structure and Effects of the Company Merger. FSB shall merge with and into Lincoln, and the separate corporate existence of FSB shall thereupon cease. Lincoln shall be the surviving corporation in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Indiana, and the separate corporate existence of Lincoln with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Company Merger. The Company Merger shall have the effects specified in the Indiana Business Corporation Law, IND. CODE ss. 23-1-17-1, et seq. (the "IBCL").

          (b) Name and Offices. The name of the Surviving Corporation shall be Lincoln Bancorp. Its principal office shall be located at 1121 East Main Street, Plainfield, Indiana 46168-0510.

          (c) Articles of Incorporation. The Lincoln Articles of Incorporation as in effect immediately prior to the Effective Time shall continue to be the articles of incorporation of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof and the IBCL.

          (d) By-Laws. The Lincoln Code of By-laws as in effect immediately prior to the Effective Time shall continue to be the by-laws of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof, the Articles of Incorporation of Lincoln, and the IBCL.

          (e) Directors. The directors of Lincoln immediately prior to the Effective Time shall continue to hold such positions following the Company Merger, and such directors shall hold office until such time as their successors shall be duly elected and qualified. In addition, Jerry R. Engle, R.J. McConnell, and Frank A. Rogers (or in the event one or more of such persons is not able to serve, another director or directors of FSB selected by agreement between FSB and Lincoln prior to the Effective Time) shall be appointed to the Board of Directors of Lincoln effective as of the Effective Time. Frank A. Rogers shall serve for a one-year term ending at the 2005 annual shareholders' meeting, R.J. McConnell shall serve for a two-year term ending at the 2006 annual shareholders' meeting, and Jerry R. Engle shall serve for a three-year term ending at the 2007 annual shareholders' meeting, and in each case until such director's successor shall be duly elected and qualified.

          (f) Officers. The officers of Lincoln holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation following the Company Merger. In addition, Jerry R. Engle shall be appointed Vice Chairman of Lincoln at the Effective Time, and it is anticipated that Jerry R. Engle shall be appointed as the President and Chief Executive Officer of Lincoln not later than December 31, 2005.

     1.02 Reservation of Right to Revise Structure. At Lincoln's election, the Company Merger may alternatively be structured so that (a) FSB is merged with and into any other direct or indirect wholly-owned subsidiary of Lincoln or (b) any direct or indirect wholly-owned subsidiary of Lincoln is merged with and into FSB; provided, however, that no such change shall (x) alter or change the amount or kind of the consideration payable in the Company Merger (the "Consideration") or the treatment of the holders of FSB Common Stock, $.01 par value per share ("FSB Common Stock"), (y) prevent the parties from obtaining the opinions of Barnes & Thornburg referred to in Sections 7.02(c) and 7.03(d) or
(z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

     1.03 Effective Time. The Company Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Indiana, of Articles of Merger in accordance with IND. CODE ss.23-1-40-5, which shall include the Plan of Merger attached hereto as Exhibit A, or at such later date and time as may be set forth in such articles. Subject to the terms of this Agreement, the parties shall cause the Company Merger to become effective (a) on the date that is the fifth full National Association of Securities Dealers Automated Quotation System ("NASDAQ") trading day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement, or (b) on such date as the parties may agree in writing (the "Effective Date").

     1.04 Accounting Treatment. The combination of Lincoln and FSB effected by the Company Merger will be accounted for under the purchase method of accounting.

                                   Article II
                              The Subsidiary Merger

     2.01 The Subsidiary Merger. At the Effective Time, the Subsidiary Merger contemplated by this Agreement shall occur and in furtherance thereof:

          (a) Structure and Effects of the Subsidiary Merger. First Bank shall merge with and into Lincoln Bank on the terms set forth in Exhibit B (which shall be executed by Lincoln Bank and First Bank simultaneously with the execution of this Agreement), and the separate corporate existence of First Bank shall thereupon cease. Lincoln Bank shall be the surviving bank in the Subsidiary Merger (sometimes hereinafter referred to as the "Surviving Bank") and shall continue to be governed by federal law, and the separate corporate existence of Lincoln Bank with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Subsidiary Merger. The Subsidiary Merger shall have the effects specified in IND. CODE ss. 28-1-7-19, and in 12 C.F.R. ss. 552.13(e).

          (b) Name and Offices. The name of the Surviving Bank shall be Lincoln Bank. Its principal office shall be located at 1121 East Main Street, Plainfield, Indiana 46168-0510. However, subject to applicable legal requirements, it will conduct business at the offices of First Bank under the name "First Bank, a division of Lincoln Bank," for a maximum period of one year.

          (c) Articles of Conversion. The Lincoln Bank Stock Charter, as in effect immediately prior to the Effective Time, shall continue to be the charter of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof and the Home Owners' Loan Act of 1933, as amended ("HOLA").

          (d) Bylaws. The Lincoln Bank Stock By-Laws, as in effect immediately prior to the Effective Time, shall continue to be the by-laws of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof, the Stock Charter of Lincoln Bank, and HOLA.

          (e) Directors. The directors of Lincoln Bank, immediately prior to the Effective Time, shall continue to hold such positions following the Subsidiary Merger, and such directors shall hold offices until such time as their successors shall be duly elected and qualified. In addition, Jerry R. Engle, R.J. McConnell, and Frank A. Rogers (or in the event one or more of such persons is not able to serve, another director or directors of FSB selected by agreement between FSB and Lincoln prior to the Effective Time) shall be appointed to the Board of Directors of Lincoln Bank effective as of the Effective Time. Frank A. Rogers shall serve for a one-year term ending at the 2005 annual shareholders' meeting, R.J. McConnell shall serve for a two-year term ending at the 2006 annual shareholders' meeting, and Jerry R. Engle shall serve for a three-year term ending at the 2007 annual shareholders' meeting.

          (f) Officers. The officers of Lincoln Bank holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Bank following the Subsidiary Merger. In addition, Jerry
     R. Engle shall be appointed Executive Vice President and Chief Operating Officer of the Surviving Bank, and John B. Ditmars shall be appointed Senior Vice President of the Surviving Bank. It is anticipated that Jerry
     R. Engle shall be appointed to the positions of President and Chief Executive Officer of Surviving Bank no later than December 31, 2005.

     2.02 Effective Time. The Subsidiary Merger shall become effective upon the filing with the Office of Thrift Supervision (the "OTS"), of Articles of Combination in accordance with 12 C.F.R. ss. 552.13(j) and Articles of Merger in accordance with IND. CODE ss. 28-1-7-9, or at such later date and time as may be set forth in such filings. Subject to the terms of this Agreement, the parties shall cause the Subsidiary Merger to become effective on the same date that the Company Merger becomes effective.

                                  Article III
                                  Consideration

     3.01 Consideration.

          (a) Subject to the terms and conditions of this Agreement, at the Effective Time:

               (1) Each share of FSB Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of FSB and shares held directly or indirectly by Lincoln, except shares held by Lincoln in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive, subject to adjustment as set forth in Section 3.05:

                    (A) .75  shares  (the  "Exchange  Ratio")  of Common  Stock, without par value, of Lincoln ("Lincoln Common Stock") (the "Per Share Stock Consideration"), or

                    (B) $14.80 in cash (such sum, the "Per Share Cash Consideration" and together with the Per Share Stock Consideration, the "Consideration"); provided that the aggregate number of shares of Lincoln Common Stock that shall be issued in the Company Merger shall equal a number which is as close as possible (after prorations are made and cash in lieu of fractional shares is determined) to, but no more than, the product of (a) fifty percent (50%) and (b) the Exchange Ratio, times (c) the number of shares of FSB Common Stock outstanding immediately prior to the Effective Time (the "Stock Number").

               (2) Each share of FSB Common Stock that, immediately prior to the Effective Time, is held as treasury stock of FSB or held directly or indirectly by Lincoln, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

               (3) Each share of Lincoln Common Stock which is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of Lincoln Common Stock at and after the Effective Time.

               (4) Notwithstanding  the foregoing,  if any holders of FSB Common
          Stock dissent from the Company Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of FSB Common Stock held by such dissenting holders shall not be converted as described in this Section 3.01(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of FSB Common Stock outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand for dissenters' rights or lose his or her right to exercise dissenters' rights shall have only the right to receive the consideration as No-Election Shares (as hereinafter defined).

          (b) Subject to the allocation procedures set forth in Section 3.01(c), each record holder of FSB Common Stock will be entitled (1) to elect to receive Lincoln Common Stock for all or some of the shares of FSB Common Stock ("Stock Election Shares") held by such record holder, (2) to elect to receive cash for all or some of the shares of FSB Common Stock ("Cash Election Shares") held by such record holder or (3) to indicate that such holder makes no such election for all or some of the shares of FSB Common Stock ("No-Election Shares") held by such record holder. All such elections (each, an "Election") shall be made on a form designed for that purpose by Lincoln and reasonably acceptable to FSB (an "Election Form"). Any shares of FSB Common Stock with respect to which the record holder thereof shall not, as of the Election Deadline (as defined below), have properly submitted to the Exchange Agent (as defined below) a properly completed Election Form shall be deemed to be No-Election Shares. A record holder acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts.

          (c) Not later than the 5th day after the Election Deadline, Lincoln shall cause the Exchange Agent to effect the allocation among the holders of FSB Common Stock of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Company Merger as follows:

               (1) Number of Stock Election Shares Less Than the Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received as of the Election Deadline) is less than the Stock Number, then

                    (A) all Stock Election  Shares shall be, as of the Effective
               Time, converted into the right to receive the Per Share Stock Consideration,

                    (B) the  Exchange  Agent shall  allocate pro rata from among the No-Election Shares a sufficient number of No-Election Shares such that the sum of such number and the number of Stock Election Shares shall equal as closely as practicable the Stock Number, and all such selected shares ("Stock-Selected No-Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; provided that if the sum of all No-Election Shares and Stock Election Shares is less than the Stock Number, all No-Election Shares shall be Stock-Selected No-Election Shares,

                    (C) if the sum of  Stock  Election  Shares  and  No-Election
               Shares is less than the Stock Number, the Exchange Agent shall allocate pro rata from among the Cash Election Shares a number of Cash Election Shares such that the sum of such number, plus the number of Stock Election Shares and the number of Stock-Selected No-Election Shares, shall equal as closely as practicable the Stock Number, and all such selected shares ("Converted Cash Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, and

                    (D) the No-Election Shares and Cash Election Shares that are not Stock-Selected No-Election Shares or Converted Cash Election Shares (as the case may be) shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration; or

               (2) Number of Stock Election Shares Greater Than the Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is greater than the Stock Number, then:

                    (A) all Cash  Election  Shares shall be, as of the Effective
               Time, converted into the right to receive the Per Share Cash Consideration;

                    (B) all  No-Election  Shares  shall be, as of the  Effective
               Time, converted into the right to receive the Per Share Cash Consideration (the "Cash-Selected No-Election Shares");

                    (C) the  Exchange  Agent shall  allocate pro rata from among the Stock Election Shares a number of Stock Election Shares such that after converting such Stock Election Shares to Cash Election Shares, the number of remaining Stock Election Shares shall equal as closely as practicable the Stock Number, and all such selected shares ("Converted Stock Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration, and

                    (D) the Stock Election  Shares that are not Converted  Stock
               Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; or

               (3) Number of Stock Election Shares Equal to the Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is equal to the Stock Number, then:

                    (A) all Stock Election  Shares shall be, as of the Effective
               Time, converted into the right to receive the Per Share Stock Consideration, and

                    (B) all  No-Election  Shares  and all Cash  Election  Shares
               shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration.

          (d) Stock Options.

               (1) With respect to options for FSB Common Stock ("FSB Stock Option") held by directors of FSB or First Bank who are not also officers or employees of FSB or First Bank, at the Effective Time, each outstanding option granted and outstanding under the First Shares Bancorp, Inc. Amended and Restated 1996 Option Plan and the First Shares Bancorp, Inc. Amended and Restated 1999 Stock Option Plan (the "Option Plans"), without any act on the part of any holder thereof, shall be converted into the right to receive from Lincoln , at the Effective Time, an amount in cash equal to $14.80 minus the per share exercise price for each share of FSB Common Stock subject to an FSB Stock Option; provided, however, that the payer shall withhold from such cash payment any taxes required to be withheld by applicable law. Each FSB Stock Option held by a director to which this subparagraph applies shall be cancelled and cease to exist by virtue of such payment.

               (2) At the Effective Time, subject to any consents required by law and Section 6.16 hereof, each outstanding option for FSB Common Stock held by an officer or employee of FSB or First Bank, whether or not vested ("FSB Common Stock"), shall be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under such FSB Stock Option, a specified number of shares of Lincoln Common Stock, at a specified exercise price per share. In respect of each option or set of identical options outstanding to the same holder, such number shall be determined by multiplying the number of shares of FSB Common Stock subject to such FSB Stock Option or set of identical FSB Stock Options by the Exchange Ratio and rounding such product to the nearest whole number, and such exercise price per share shall be determined by dividing the per share exercise price under such FSB Stock Option or set of identical FSB Stock Options by the Exchange Ratio and rounding such quotient to the nearest whole cent. For example, an FSB Stock Option to purchase 200 shares of FSB Common Stock at an exercise price of $15.00 per share would be converted into an option to purchase 150 shares of Lincoln Common Stock at an exercise price of $20.00 per share. Notwithstanding the foregoing, each FSB Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to "incentive stock options," fractional shares will be rounded down to the nearest whole number of shares and where necessary the per share exercise price will be rounded up to the nearest cent. At or prior to the Effective Time, FSB may modify any or all outstanding FSB Stock Options held by employees of FSB and its Subsidiaries who become employees of Lincoln or its Subsidiaries on the Effective Date to provide that they shall become exercisable, subject to any applicable bank regulatory requirements, in full in the event the optionee's qualifying service with Lincoln and its Subsidiaries is terminated by Lincoln or its Subsidiaries without cause or by the optionee for good reason, in which case the Replacement Option shall reflect the terms and conditions of the non-vested FSB Stock Option as so modified. At the Effective Time, Lincoln shall assume FSB Stock Plans. At all times after the Effective Time, Lincoln shall reserve for issuance such number of shares of Lincoln Common Stock as are needed to permit the Replacement Options to be exercised in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Lincoln shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of Lincoln Common Stock subject to the Replacement Options and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

               (e) Subject to any consents required by law and Section 6.17 hereof, on or before the Effective Time, all of FSB's outstanding Commonly Registered Equity Contracts and Collateralized Equity Contracts (collectively the "Contracts") shall either be exercised for shares of FSB Common Stock by holders thereof and/or cancelled by FSB, and (2) all of FSB's outstanding Commonly Registered Debentures and Unrestricted Debentures (the "Debentures") shall either be surrendered to FSB by the holders thereof as consideration for the exercise of the Contracts or shall be redeemed by FSB. Each of these actions shall be taken in accordance with the terms of a Trust Indenture for the Debentures and the Equity Contract Agency Agreement relating to the Contracts (the "Master Contract") and upon payment of no more than the applicable redemption premium prescribed by the Trust Indenture and any cancellation payment prescribed by the Trust Indenture and the Master Contract. On or before the Effective Time, the Contracts and Debentures so exercised, surrendered and/or redeemed will be cancelled and cease to exist.

     3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, (a) holders of FSB Common Stock shall cease to be, and shall have no rights as, shareholders of FSB, other than the right to receive (1) any dividend or other distribution with respect to such FSB Common Stock with a record date occurring prior to the Effective Time, (2) the Consideration provided under this Article III, and (3) any dissenters' rights to which they may be entitled under the IBCL if such holders have dissented to the Company Merger. After the Effective Time, there shall be no transfers on the stock transfer books of FSB or the Surviving Corporation of shares of FSB Common Stock.

     3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of Lincoln Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, Lincoln shall pay to each holder of FSB Common Stock who otherwise would be entitled to a fractional share of Lincoln Common Stock an amount in cash (without interest) determined by multiplying such fraction by the quotient of the Per Share Consideration and the Exchange Ratio.

     3.04 Exchange Procedures. (a) Not later than the 20th business day prior to the anticipated Effective Date or such other date as the parties may agree in writing (the "Mailing Date"), Lincoln shall mail an Election Form and a letter of transmittal to each holder of record of FSB Common Stock. To be effective, an Election Form must be properly completed, signed and actually received by Computershare Investor Services, LLC, as Exchange Agent (the "Exchange Agent"), no later than 5:00 p.m., Chicago time, on the 20th calendar day after the Mailing Date (the "Election Deadline") or such other time and date as the parties may agree in writing, and in order to be deemed properly completed the Election Form must be accompanied by one or more certificates (the "Old Certificates") (or an indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed ) representing all shares of FSB Common Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Lincoln shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms (and the accompanying certificates and material) have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of Lincoln (or of the Exchange Agent) shall be conclusive and binding. Neither Lincoln nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent and Lincoln shall also make all computations contemplated by
Section 3.01 hereof, and, after consultation with FSB, all such computations shall be conclusive and binding on the former holders of FSB Common Stock absent manifest error. Shares of FSB Common Stock covered by an Election Form which is not effective shall be treated as if no Election had been made with respect to such shares of FSB Common Stock. Once an Election is made it may be amended at any time prior to the Election Deadline, but thereafter it may not be amended or revoked.

          (b) At or prior to the Effective Time, Lincoln shall deposit, or shall cause to be deposited, with the Exchange Agent, certificates representing the shares of Lincoln Common Stock ("New Certificates") and an estimated amount of cash to be issued as Consideration (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund").

          (c) The Surviving Corporation shall cause the New Certificates into which shares of a shareholder's FSB Common Stock are converted on the Effective Date and/or any check in respect of any Per Share Cash Consideration, fractional share amounts or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder no later than the later of (i) 15 days following delivery to the Exchange Agent of certificates representing such shares of FSB Common Stock ("Old Certificates") (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder, or (ii) 15 days following the Effective Date. No interest will be paid on any Consideration that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

          (d) No dividends or other distributions on Lincoln Common Stock with a record date occurring on or after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of FSB Common Stock converted in the Company Merger into the right to receive shares of such Lincoln Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this
     Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Lincoln Common Stock such holder had the right to receive upon surrender of the Old Certificate, as of the Effective Date.

          (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of FSB for six months after the Effective Time shall be returned to Lincoln. Any shareholders of FSB who have not theretofore complied with this Article III shall thereafter look only to Lincoln for payment of Per Share Stock Consideration, Per Share Cash Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on Lincoln Common Stock deliverable in respect of each share of FSB Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of FSB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     3.05 Anti-Dilution Adjustments. Should Lincoln change (or establish a record date for changing) the number of shares of Lincoln Common Stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Lincoln Common Stock, and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                   Article IV
                           Actions Pending the Merger

     4.01 Forbearances of FSB. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedule (as hereinafter defined in Section 5.01), without the prior written consent of Lincoln, FSB will not, and will cause First Bank not to:

          (a) Ordinary Course. Conduct the business of FSB and First Bank other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b) Capital Stock. Except as contemplated by Sections 3.01(d) and 3.01(e), or pursuant to currently outstanding options or similar securities or obligations convertible into or exercisable or exchangeable into shares of capital stock (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of FSB Common Stock or any rights to subscribe for or purchase FSB Common Stock or any other capital stock, or securities convertible into or exchangeable for any capital stock, of FSB or First Bank, (2) permit any additional shares of FSB Common Stock or capital stock of First Bank to become subject to grants of employee or director stock options, restricted stock grants, or similar stock-based employee or director rights, (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of FSB Common Stock or capital stock of First Bank, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, (5) form a new subsidiary, or (6) enter into, or take any action to cause any holders of FSB Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of FSB Common Stock to vote any shares of FSB Common Stock, or cooperate in any formation of any voting trust relating to such shares.

          (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend other than dividends from First Bank to FSB consistent with past practice, on or in respect of, any shares of its capital stock.

          (d) Compensation; Employment Contracts; Etc. Enter into, amend, modify, renew or terminate any employment, consulting, severance or similar contracts with any directors, officers or employees of, or independent contractors with respect to, FSB or First Bank, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal general increases in salary to individual employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law,
     (3) to satisfy contracts described in the Disclosure Schedule existing on the date hereof, (4) for the hiring of new non-salaried employees to replace prior employees, or (5) for changes contemplated by Sections 6.18,
     6.19 and 6.20 hereof.

          (e) Benefit Plans. Except as set forth in the Disclosure Schedule, Enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such contract, plan or arrangement, in respect of any current or former directors, officers or employees of, or independent contractors with respect to, FSB or First Bank (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or to satisfy contracts existing on the date hereof and described in the Disclosure Schedule or (2) as are provided for or contemplated by this Agreement.

          (f) Dispositions. Except as set forth in the Disclosure Schedule, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

          (g) Acquisitions. Except (1) pursuant to contracts existing on the date hereof and described in the Disclosure Schedule, (2) for short-term investments for cash management purposes, (3) pursuant to bona fide hedging transactions, or (4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, neither FSB nor First Bank will acquire any assets or properties of another person in any one transaction or a series of related transactions, other than readily marketable securities in the ordinary and usual course of business consistent with past practice.

          (h) Governing Documents. Amend the FSB Articles of Incorporation, FSB By-laws or the articles of incorporation or by-laws of First Bank.

          (i) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by FSB and First Bank, other than as may be required by generally accepted accounting principles, as concurred with by FSB's independent auditors or as required by Section
     6.12 hereof.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, that is not material to FSB and First Bank, taken as a whole.

          (l) Risk Management. Except as required by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (m) Indebtedness. Other than in the ordinary course of business (including creation of deposit liabilities, enter into repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or
     (3) cancel, release, assign or modify any material amount of indebtedness of any other person.

          (n) Loans. Without prior consultation with Lincoln, make any loan or advance in excess of $500,000 other than residential mortgage loans in the ordinary course of business consistent with lending policies as in effect on the date hereof, provided that in the case of any loan for which consultation is required, FSB or First Bank may make any such loan in the event (A) FSB or First Bank has delivered to Lincoln or its designated representative a notice of its intention to make such loan and such additional information as Lincoln or its designated representative may reasonably require and (B) Lincoln or its designated representative shall not have reasonably objected to such loan by giving notice of such objection within three business days following the delivery to Lincoln of the applicable notice of intention.

          (o) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger or the Subsidiary Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

          (p) Interest Rates. Increase or decrease the rate of interest paid by First Bank on any deposit product, including without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; provided, however, that, notwithstanding the foregoing, in no event shall First Bank pay a rate of interest on any deposit product which is more than the greater of (i) 0.0025 above the average of the rates paid on comparable deposit products by the five (5) highest deposit interest paying other banks or thrifts located in the market in which such deposit product is offered by First Bank or, if fewer than five (5) other banks and thrifts are located in such market, the average of the rates paid by all other banks and thrifts located in such market or (ii) the rate paid by Lincoln Bank.

          (q) Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (p) without first obtaining Lincoln's consent.

     4.02 Forbearances of Lincoln. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of FSB, Lincoln will not, and will cause each of its direct or indirect subsidiaries (collectively, the "Subsidiaries") not to:

          (a) Ordinary Course. Conduct the business of Lincoln and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent herewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b)  Capital  Stock.  Except  as  contemplated  by this  Agreement  or pursuant to currently outstanding options or similar securities or obligations convertible into or exercisable into shares of capital stock or pursuant to previously authorized stock repurchase programs, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Lincoln Common Stock or any rights to subscribe for or purchase Lincoln Common Stock or any other capital stock, or securities convertible into or exchangeable for any capital stock, Lincoln or Lincoln Bank, (2) permit any additional shares of Lincoln Common Stock or capital stock of Lincoln Bank to become subject to grants of employee or director stock options, restricted stock grants, or similar stock-based employee or director rights, (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Lincoln Common Stock or capital stock of Lincoln Bank, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, (5) form a new subsidiary, or (6) enter into, or take any action to cause any holders of Lincoln Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of Lincoln Common Stock to vote any shares of Lincoln Common Stock, or cooperate in any formation of any voting trust relating to such shares.

          (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend, other than dividends from Lincoln Bank to Lincoln consistent with past practice or dividends from Lincoln Bank to Lincoln to allow Lincoln to pay any of the Consideration under this Agreement, on or in respect of, any shares of its capital stock and quarterly dividends by Lincoln to its shareholders in the ordinary course of business and consistent with past practice.

          (d)  Accounting  Methods.   Implement  or  adopt  any  change  in  the
     accounting principles, practices or methods used by Lincoln and its Subsidiaries, other than as may be required by generally accepted accounting principles, as concurred with by Lincoln's independent auditors.

          (e) Risk Management. Except as provided by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (f) Indebtedness. Other than in the ordinary course of business (including creation of deposit liabilities, entry into repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or (3) cancel, release, assign or modify any material amount of indebtedness of any other person.

          (g) Loans. Without prior consultation with FSB, make any loan or advance in excess of $500,000 other than residential mortgage loans in the ordinary course of business consistent with lending policies as in effect on the date hereof, provided that in the case of any loan for which consultation is required, Lincoln or Lincoln Bank may make any such loan in the event (A) Lincoln or Lincoln Bank has delivered to FSB or its designated representative a notice of its intention to make such loan and such additional information as FSB or its designated representative may reasonably require and (B) FSB or its designated representative shall not have reasonably objected to such loan by giving notice of such objection within three (3) business days following the delivery to FSB of the applicable notice of intention.

          (h) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger or the Subsidiary Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

          (i) Governing Documents. Amend the Lincoln Articles of Incorporation or the Lincoln Code of By-Laws in a manner that would be materially adverse to the holders of Lincoln Common Stock.

          (j) Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (d) without first obtaining FSB's consent.

          (k) Benefit Plans. Except for the potential termination or modification of its existing defined benefit plan, enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such contract, plan or arrangement, in respect of any current or former directors, officers or employees of, or independent contractors with respect to, Lincoln or Lincoln Bank (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or to satisfy contracts or obligations existing on the date hereof and described in the Disclosure Schedule or (2) as are provided for or contemplated by this Agreement.

                                   Article V
                         Representations and Warranties

     5.01 Disclosure Schedules. On or prior to the date hereof, FSB has delivered to Lincoln and Lincoln has delivered to FSB a schedule (respectively, each party's "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express disclosure requirement contained in a provision hereof or (2) as an exception to one or more representations or warranties contained in Section 5.02 or 5.03, respectively, or to one or more of its covenants contained in Article IV.

     5.02 Representations and Warranties of FSB. Except as set forth in the Disclosure Schedule, FSB and First Bank hereby represent and warrant, jointly and severally, to Lincoln:

          (a) Organization and Capital Stock.

               (1) FSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the corporate power to own all of its property and assets, to incur all of its liabilities, and to carry on its business as now being conducted. FSB is a bank holding company registered with the Board of Governors of the Federal Reserve System ("Federal Reserve").

               (2)  The  authorized   capital  stock  of  FSB  consists  of  (i)
          12,000,000  shares  of FSB  Common  Stock,  of  which,  as of the date
          hereof,  1,622,662  shares  are  issued  and  outstanding,   and  (ii)
          2,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of FSB Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of FSB Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of FSB.

               (3) Except as disclosed in the Disclosure Schedule, there are no shares of FSB Common or other capital stock or other equity securities of FSB outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of FSB Common Stock or other capital stock of FSB or contracts, commitments, understandings or arrangements by which FSB is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

               (4) Except as disclosed in the Disclosure Schedule, each certificate representing shares of FSB Common Stock issued by FSB in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by FSB only upon receipt of an Affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying FSB against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

          (b) Authorization and No Default. FSB's Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized  the  execution  of this  Agreement  on its  behalf  by its duly authorized officers and the performance by FSB of its obligations hereunder. First Bank's Board of Directors has, by all appropriate action, approved this Agreement, Exhibit B, and the Subsidiary Merger and authorized the execution hereof and of Exhibit B on its behalf by its duly authorized officers and the performance by First Bank of its obligations hereunder and under Exhibit B. Nothing in the articles of incorporation or bylaws of FSB or First Bank, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which FSB or First Bank are bound or subject which is material to FSB and First Bank taken as a whole or to the Company Merger or the Subsidiary Merger would prohibit or inhibit FSB or First Bank from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by FSB and First Bank and constitutes a legal, valid and binding obligation of FSB and First Bank, enforceable against FSB and First Bank in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by FSB or First Bank (except for approval by FSB's shareholders and the sole shareholder of First Bank and Lincoln Bank) to authorize the execution, delivery and performance of this Agreement and Exhibit B. Except for the requisite approval of the OTS, and notices to the Indiana Department of Financial Institutions (the "DFI") and the Federal Reserve, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by FSB or the Subsidiary Merger by First Bank. FSB and First Bank are neither in default under, nor in violation of, any provision of their articles of incorporation, or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on FSB and First Bank, taken as a whole. For purposes of this Agreement, "Material Adverse Effect" means with respect to Lincoln or FSB, any effect that (1) is both material and adverse to the financial position, results of operation or business of Lincoln and its Subsidiaries, taken as a whole, or

     FSB and First Bank, taken as a whole, respectively, other than (A) the effects of any change attributable to or resulting from changes in economic conditions, laws, regulations or accounting guidelines (generally accepted accounting principles or otherwise) applicable to depository institutions generally, or in general levels of interest rates, (B) payments associated with the Company Merger or the Subsidiary Merger, (C) charges required under Section 6.12 hereof, or (D) actions or omissions of either Lincoln, FSB, First Bank or any of Lincoln's Subsidiaries, taken with the prior informed written consent of the other party in contemplation of the transactions contemplated by this Agreement; or (2) would materially impair the ability of either Lincoln or FSB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Company Merger or the Subsidiary Merger and the other transactions contemplated by this Agreement.

          (c) Subsidiaries. First Bank is wholly-owned by FSB and is a commercial bank duly organized, validly existing and in good standing under Indiana law and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of First Bank is set forth in the Disclosure Schedule, all of which shares are owned by FSB free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. FSB has no other direct or indirect subsidiaries. There are no options, warrants or rights outstanding to acquire any capital stock of First Bank and no person or entity has any other right to purchase or acquire any unissued shares of stock of First Bank, nor does First Bank have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily marketable securities, Federal Home Loan Bank or Federal Reserve Bank stock and as may be disclosed in the Disclosure Schedule, neither FSB nor First Bank is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

          (d) Financial Information. The consolidated balance sheets of FSB and First Bank as of December 31, 2002 and December 30, 2001, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three (3) years ended December 31, 2002, together with the notes thereto, included in FSB's Form 10-KSB for the fiscal year ended December 31, 2002, as currently on file with the SEC, and the periodic financial statements for the fiscal quarter September 30, 2003, together with the notes thereto included in FSB's Form 10-QSB for that quarter as currently on file with the SEC (together, the "FSB Financial Statements"), copies of which have been provided to Lincoln, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and for the absence of footnotes and normal year end adjustments in the quarterly FSB Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of FSB and First Bank as of the dates and for the periods indicated.

          (e) Absence of Changes. Except as set forth in the Disclosure Schedule, since September 30, 2003, there has not been any material adverse change in the financial condition, the results of operations or the business of FSB and First Bank taken as a whole, nor have there been any events or transactions having a Material Adverse Effect on FSB and First Bank, taken as a whole.

          (f) Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, neither FSB nor First Bank is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to FSB or First Bank.

          (g) Tax Matters. FSB and First Bank have each filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in the Disclosure Schedule, neither FSB nor First Bank is (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service (the "IRS") or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality ("Governmental Authority") for assessment or collection of taxes. None of the tax returns of FSB or First Bank has been audited by the IRS or any state tax agency for any period since December 31, 1999. Neither FSB nor First Bank is, to the knowledge of FSB, the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of FSB for the quarter ended September 30, 2003, is, in the opinion of management, adequate to cover all of the tax liabilities of FSB and First Bank (including, without limitation, income taxes and franchise fees) as of such date in accordance with generally accepted accounting principles ("GAAP").

          (h) Litigation. Except as may be disclosed in the Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by First Bank with respect to loans in default with respect to which no claims have been asserted against First Bank, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the knowledge of FSB, threatened, against FSB or First Bank, or of which the property of FSB or First Bank is or would be subject involving a monetary amount, singly or in the aggregate, in excess of $25,000, or a request for specific performance, injunctive relief, or other equitable relief. No litigation, claim or other proceeding disclosed in the Disclosure Schedule is material to FSB and First Bank taken as a whole.

          (i) Employment Agreements. Except as disclosed in the Disclosure Schedule, neither FSB nor First Bank is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by FSB or First Bank on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A description of each such agreement which is in writing is included in the Disclosure Schedule.

          (j) Reports. Except as may be disclosed in the Disclosure Schedule, FSB and First Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the DFI, (ii) the FDIC, (iii) the Federal Reserve, and (iv) any other Governmental Authority with jurisdiction over FSB or First Bank, including the SEC. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Loans and Investments.

               (1) Except as set forth in the Disclosure Schedule, as of September 30, 2003, First Bank had no loan in excess of $10,000 that has been classified by regulatory examiners or management of First Bank as "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. As of the date hereof, the most recent loan watch list of First Bank and a list of all loans in excess of $10,000 that First Bank has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

               (2) All loans reflected in the FSB Financial Statements as of September 30, 2003, and which have been made, extended, renewed, restructured, approved, amended or acquired since September 30, 2003,
          (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) to the best of First Bank's knowledge, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that First Bank has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming First Bank as the secured party or mortgagee.

               (3) Except as set forth in the Disclosure Schedule, the reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the FSB Financial Statements are, in the opinion of management of FSB, adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates. To the best knowledge of FSB, the aggregate loan balances outstanding as of September 30, 2003, in excess of the reserve for loan losses as of such date, were, as of September 30, 2003, collectible in accordance with their respective terms.

               (4) None of the investments reflected in the FSB Financial Statements as of and for the quarter ended September 30, 2003, and none of the investments made by FSB or First Bank since September 30, 2003, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of FSB or First Bank to dispose freely of such investment at any time.

               (5) Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which FSB has any participation interest or which have been made with or through another financial institution on a recourse basis against First Bank.

          (l) Employee Matters and ERISA.

               (1) Except as may be disclosed in the Disclosure Schedule, neither FSB nor First Bank has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of FSB or First Bank and to the knowledge of FSB there is no present effort nor existing proposal to attempt to unionize any group of employees of FSB or First Bank.

               (2) Except as may be disclosed in the Disclosure Schedule, (i) FSB and First Bank are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither FSB nor First Bank is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against FSB or First Bank pending or, to the knowledge of FSB, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of FSB, threatened against or directly affecting FSB or First Bank; and (iv) neither FSB nor First Bank has experienced any work stoppage or other such labor difficulty during the past five (5) years.

               (3) Except as may be disclosed in the Disclosure Schedule, neither FSB nor First Bank maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of FSB or First Bank (the "FSB Employee Plans"). To the knowledge of FSB, no present or former employee of FSB or First Bank has been charged with breaching nor has breached a fiduciary duty under any of the FSB Employee Plans. Except as may be disclosed in the Disclosure Schedule, neither FSB nor First Bank participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. Except as may be disclosed in the Disclosure Schedule, neither FSB nor First Bank maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees or directors of FSB or First Bank. FSB has provided to Lincoln a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule or a summary plan description therefor. FSB has also provided to Lincoln, with respect to each such plan or program to the extent available to FSB, all (i) amendments or supplements thereto, (ii) summary plan descriptions,
          (iii) descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs, (iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) determination letters from the IRS, (viii) the most recent annual report filed with the IRS, (ix) registration statements on Form S-8 and prospectuses, and (x) trust agreements.

               (4) All liabilities of the FSB Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no FSB Employee Plan, at the end of any plan year, or at September 30, 2003, had or has had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code). No actuarial assumptions have been changed since the last written report of actuaries on such FSB Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the FSB Financial Statements, FSB and First Bank have no contingent or actual liabilities under Title IV of ERISA as of December 31, 2003. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred with respect to any of the FSB Employee Plans, whether or not waived, nor does FSB or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by FSB or by any person which may be aggregated with FSB for purposes of Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the FSB Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of FSB threatened or imminent with respect to any FSB Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which FSB or First Bank would be liable after September 30, 2003, except as is reflected on the FSB Financial Statements. As of December 31, 2003, FSB and First Bank had no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any FSB Employee Plan. All FSB Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, ERISA.

          (m) Title to Properties; Insurance. Except as may be disclosed in the Disclosure Schedule, (i) FSB and First Bank have good and marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the FSB Financial Statements and easements, rights-of-way, and other restrictions which do not have a Material Adverse Effect on FSB and First Bank, taken as a whole, and further excepting in the case of other real estate owned ("OREO"), as such real estate is internally classified on the books of FSB or First Bank, rights of redemption under applicable law) to all of their owned real properties; (ii) all leasehold interests for real property and any material personal property used by FSB and First Bank in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) to our knowledge, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of FSB, threatened with respect to such properties; and (iv) FSB and First Bank have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by FSB or First Bank in their respective businesses, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements and, in the case of non-exclusive licenses, of other licensees, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by FSB and First Bank are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size. The Disclosure
     Schedule sets forth, for each policy of insurance maintained by FSB and First Bank, the amount and type of insurance, the name of the insurer and the amount of the annual premium.

          (n) Environmental Matters.

               (1) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which FSB, First Bank, Lincoln and Lincoln's Subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

               (2) Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of FSB, neither the conduct nor operation of FSB or First Bank nor any condition of any property presently or previously owned, leased or operated by either of them violates or violated Environmental Laws in any respect material to the business of FSB and First Bank and no condition has existed or event has occurred with respect to either of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of FSB and First Bank of Environmental Laws or obligate (or potentially obligate) FSB or First Bank to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to FSB and First Bank. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of FSB, neither FSB nor First Bank has received any notice from any person or entity that FSB or First Bank or the operation or condition of any property ever owned, leased or operated by either of them are or were in violation of any Environmental Laws or that either of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

          (o) Compliance with Law. FSB and First Bank have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and conduct and have conducted their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

          (p) Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to David A. Noyes & Company ("David Noyes"), there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by FSB or First Bank.

          (q) No Undisclosed Liabilities. To the knowledge or FSB and First Bank, FSB and First Bank do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against FSB or First Bank giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of FSB or the notes thereto, except (i) for liabilities set forth or reserved against in the FSB Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of FSB and First Bank since the date of the most recent balance sheet included in the FSB Financial Statements, which such fluctuations in the aggregate are not material to FSB and First Bank taken as a whole, (iii) liabilities relating to the possible sale of FSB or other transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

          (r)  Properties,   Contracts  and  Other  Agreements.  The  Disclosure
     Schedule lists or describes the following:

               (1) Each parcel of real property owned by FSB or First Bank and the principal buildings and structures located thereon;

               (2) Each lease of real property to which FSB or First Bank is a party, identifying the parties thereto, the annual rental payable, the term and expiration date thereof and a brief description of the property covered;

               (3) Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by FSB;

               (4) Each guaranty by FSB or First Bank of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business and letters of credit issued by First Bank in the ordinary course of its business) or any warranty or indemnification agreement;

               (5) Each agreement between FSB or First Bank and any present or former officer, director or greater than 5% shareholder of FSB or First Bank (except for deposit or loan agreements entered into in the ordinary course of First Bank's business);

               (6) Each lease or license where FSB has an annual payment in excess of $10,000 with respect to personal property involving FSB or First Bank, whether as lessee or lessor or licensee or licensor;

               (7) The name and annual salary as of January 1, 2004, of each director or employee of FSB or First Bank and any employment agreement or arrangement with respect to each such person; and

               (8) Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of FSB or First Bank not referred to elsewhere in this Section which (i) involves payment by FSB or First Bank (other than as disbursement of loan proceeds to customers) of more than $50,000 annually or in the aggregate unless, in the latter case, such is terminable within one (1) year without premium or penalty; (ii) involves payments based on profits of FSB or First Bank;
          (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or (iv) were not made in the ordinary course of business.

Final and complete copies of each document, plan or contract listed and described in the Disclosure Schedule have been provided to Lincoln. Neither FSB nor First Bank nor, to FSB's knowledge, any other party thereof, is in default under any such contracts and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default.

          (s) Interim Events. Except as provided in the Disclosure Schedule, since September 30, 2003, neither FSB nor First Bank has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date of this Agreement would require the prior written consent of Lincoln pursuant to Section 4.01 hereof.

          (t) Statements True and Correct. None of the information supplied or to be supplied by FSB or First Bank for inclusion in (i) the Proxy Statement (as defined in Section 6.03 hereof), and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of FSB and at the time of the FSB shareholders' meeting referred to in 6.02 hereof, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that FSB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

          (u) Books and Records. The books and records of FSB and First Bank have been fully, properly and accurately maintained in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of FSB and First Bank.

          (v) Deposit Insurance. The deposits of First Bank are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Corporation Act, as amended, and First Bank has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

     5.03 Representations and Warranties of Lincoln. Except as set forth in the Disclosure Schedule corresponding to the relevant paragraph below, Lincoln and Lincoln Bank hereby represent and warrant, jointly and severally, to FSB as follows:

          (a) Organization and Capital Stock.

               (1) Lincoln is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the corporate power to own all of its property and assets, to incur all of its liabilities, and to carry on its business as now being conducted. Lincoln is a savings and loan holding company registered with the OTS under HOLA. Lincoln Bank is wholly-owned by Lincoln and is a federal savings bank validly existing under federal law.

               (2) The authorized capital stock of Lincoln consists of (i) 20,000,000 shares of Lincoln Common Stock, of which, as of the date hereof, 4,414,391 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, without par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of Lincoln Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Lincoln Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Lincoln.

               (3) Except as disclosed in the Disclosure Schedule, there are no shares of Lincoln Common Stock or other capital stock or other equity securities of Lincoln outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of Lincoln Common Stock or other capital stock of Lincoln or contracts, commitments, understandings or arrangements by which Lincoln is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

          (b) Authorization and No Default. Lincoln's Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on its behalf by its duly authorized  officers  and the  performance  by Lincoln  of its  obligations hereunder. Lincoln Bank's Board of Directors has, by all appropriate action, approved this Agreement, Exhibit B, and the Subsidiary Merger and authorized the execution hereof and of Exhibit B on its behalf by its duly authorized officers and the performance by Lincoln Bank of its obligations hereunder and under Exhibit B. Nothing in the articles of incorporation, charter or bylaws of Lincoln or Lincoln Bank, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Lincoln or Lincoln Bank or any of Lincoln's other Subsidiaries are bound or subject which is material to Lincoln and its Subsidiaries taken as a whole or to the Company Merger or the Subsidiary Merger would prohibit or inhibit Lincoln or Lincoln Bank from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Lincoln and Lincoln Bank and constitutes a legal, valid and binding obligation of Lincoln and Lincoln Bank, enforceable against Lincoln and Lincoln Bank in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by Lincoln or Lincoln Bank except for approvals by the sole shareholder of Lincoln Bank to authorize the execution, delivery and performance of this Agreement and Exhibit B. Except for the requisite approval of the OTS and notices to the DFI and the Federal Reserve, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by Lincoln or the Subsidiary Merger by Lincoln Bank. Lincoln and its Subsidiaries are neither in default under nor in violation of any provision of their articles of incorporation or charter or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on Lincoln and its Subsidiaries, taken as a whole.

          (c) Subsidiaries.

               (1) Lincoln Bank is wholly-owned by Lincoln and is a federal savings bank duly organized, validly existing and in good standing under federal law and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. All of the outstanding shares of capital stock of Lincoln Bank are owned by Lincoln free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. There are no options, warrants or rights outstanding to acquire any capital stock of Lincoln Bank and no person or entity has any other right to purchase or acquire any unissued shares of stock of Lincoln Bank, nor does Lincoln Bank have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily marketable securities, Federal Home Loan Bank or Federal Reserve Bank stock and as may be disclosed in the Disclosure Schedule, neither Lincoln nor Lincoln Bank is a party to any partnership or joint venture or owns any equity interest in any other business or enterprise.

               (2) Except as set forth in the Disclosure Schedule, Lincoln has no Subsidiaries, other than Lincoln Bank, and each of the Subsidiaries identified on the Disclosure Schedule is a corporation duly organized, validly existing and in good standing under the laws of the State in which it was organized and has the corporate power to own its respective properties, to incur its respective liabilities and to carry on its respective business as now being conducted. The
          Disclosure Schedule sets forth the number of shares of such Subsidiaries owned by Lincoln or Lincoln Bank. All of such shares are so owned free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, with no options, warrants or rights outstanding to acquire any of their capital stock, and no person or entity has any other right to purchase or acquire any unissued stock of any of the Subsidiaries.

               (d) Financial Information. The consolidated balance sheets of Lincoln and its Subsidiaries as of December 31, 2002 and December 31, 2001, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three (3) years ended December 31, 2002, together with the notes thereto, included in Lincoln's Form 10-K for the fiscal year ended December 31, 2002, as currently on file with the SEC, and the periodic financial statements for the fiscal quarter ended September 30, 2003, together with the notes thereto, included in Lincoln's Form 10-Q for that quarter as currently on file with the SEC (together, the "Lincoln Financial Statements"), copies of which have been provided to FSB, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and for the absence of footnotes and normal year end adjustments in the quarterly Lincoln Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Lincoln and its Subsidiaries as of the dates and for the periods indicated.

               (e) Absence of Changes. Except as set forth in the Disclosure Schedule, since September 30, 2003, there has not been any material adverse change in the financial condition, the results of operations or the business of Lincoln and its Subsidiaries taken as a whole, nor have there been any events or transactions having a Material Adverse Effect on Lincoln and its Subsidiaries, taken as a whole.

               (f) Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, neither Lincoln nor any of its Subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to Lincoln or any of its Subsidiaries.

               (g) Tax  Matters.  Lincoln and its  Subsidiaries  have each filed with the  appropriate  governmental  agencies all  federal,  state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Neither Lincoln nor its Subsidiaries is (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service (the "IRS") or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality ("Governmental Authority") for assessment or collection of taxes. None of the tax returns of Lincoln or its Subsidiaries has been audited by the IRS or any state tax agency since 1999. Neither Lincoln nor its Subsidiaries is, to the knowledge of Lincoln, the subject of any threatened action or proceedings by any Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of Lincoln for the quarter ended September 30, 2003, is, in the opinion of management, adequate to cover all of the tax liabilities of Lincoln and its Subsidiaries (including, without limitation, income taxes and franchise fees) as of such date in accordance with generally accepted accounting principles ("GAAP").

               (h) Litigation. Except for foreclosure and other collection proceedings commenced in the ordinary course of business by Lincoln Bank with respect to loans in default with respect to which no claims have been asserted against Lincoln Bank, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or to the knowledge of Lincoln, threatened, against Lincoln or its Subsidiaries, or of which the property of Lincoln or its Subsidiaries is or would be subject involving a monetary amount, singly or in the aggregate, in excess of $25,000, or a request for specific performance, injunctive relief, or other equitable relief.

               (i) Reports. Except as may be disclosed in the Disclosure Schedule, Lincoln and its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereof, if any, that they were required to file with (i) the OTS, (ii) the FDIC, and (iii) any other Governmental Authority with jurisdiction over Lincoln or its Subsidiaries, including the SEC. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

               (j) Loans and Investments.

                    (1) Except as set forth in the  Disclosure  Schedule,  as of
               September 30, 2003, Lincoln Bank has no loan in excess of $10,000 that has been classified by regulatory examiners or management of Lincoln Bank as "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. As of the date hereof, the most recent loan watch list of Lincoln Bank and a list of all loans in excess of $10,000 that Lincoln Bank has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

                    (2) All loans reflected in the Lincoln Financial  Statements as of September 30, 2003, and which have been made, extended, renewed, restructured, approved, amended or acquired since September 30, 2003, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) to the best of Lincoln Bank's knowledge, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights;
               (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Lincoln Bank has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Lincoln Bank as the secured party or mortgagee.

                    (3) Except as set forth in the Disclosure Schedule, the reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the Lincoln Financial Statements are, in the opinion of management of Lincoln, adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates. To the best knowledge of Lincoln, the aggregate loan balances outstanding as of September 30, 2003, in excess of the reserve for loan losses as of such date, were, as of September 30, 2003, collectible in accordance with their respective terms.

                    (4) Except as set forth in the Disclosure Schedule,  none of the investments reflected in the Lincoln Financial Statements as of and for the quarter ended September 30, 2003, and none of the investments made by Lincoln or Lincoln Bank since September 30, 2003, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Lincoln or Lincoln Bank to dispose freely of such investment at any time.

          (k) Employee Benefit Plans.

               (1) Lincoln's Disclosure Schedule contains a complete list of all bonus, vacation, deferred compensation-based compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation and stock option plans, all employment or severance contracts, all medical, dental, disability, severance, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements maintained or contributed to by Lincoln or any of its Subsidiaries for the benefit of current or former officers, employees or directors or the beneficiaries or dependents of any of the foregoing (collectively, "Lincoln Compensation Plans").

               (2) With respect to each Lincoln Compensation Plan, if applicable, Lincoln has provided or made available to FSB, true and complete copies of existing: (A) Lincoln Compensation Plan documents and amendments thereto; (B) trust instruments and insurance contracts;
          (C) the most recent Form 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; and (H) any Form 5310 or Form 5330 filed with the IRS. Each Form 5500, actuarial report and financial statement referred to in the preceding sentence accurately reflects the contributions, liabilities and funding levels of the applicable Lincoln Compensation Plan.

          (l) Employee Matters and ERISA.

               (1) Neither Lincoln nor its Subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Lincoln or its Subsidiaries and to the knowledge of Lincoln there is no present effort nor existing proposal to attempt to unionize any group of employees of Lincoln or its Subsidiaries.

               (2) Except as may be disclosed in the Disclosure Schedule, (i) Lincoln and its Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither Lincoln nor its Subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Lincoln or its Subsidiaries pending or, to the knowledge of Lincoln, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or to the knowledge of Lincoln, threatened against or directly affecting Lincoln or its Subsidiaries; and (iv) neither Lincoln nor its Subsidiaries has experienced any work stoppage or other such labor difficulty during the past five (5) years.

               (3) Except as may be disclosed in the Disclosure Schedule, neither Lincoln nor its Subsidiaries maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of Lincoln or its Subsidiaries (the "Lincoln Employee Plans"). To the knowledge of Lincoln, no present or former employee of Lincoln or its Subsidiaries has been charged with breaching nor has breached a fiduciary duty under any of the Lincoln Employee Plans. Except as may be disclosed in the Disclosure Schedule, neither Lincoln nor its Subsidiaries participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. Except as may be disclosed in the Disclosure Schedule, neither Lincoln nor its Subsidiaries maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees or directors of Lincoln or its Subsidiaries. Lincoln has provided to FSB a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule or a summary plan description therefor. Lincoln has also provided to FSB, with respect to each such plan or program to the extent available to Lincoln, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs, (iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) determination letters from the IRS,
          (viii) the most recent annual report filed with the IRS, (ix) registration statements on Form S-8 and prospectuses, and (x) trust agreements.

               (4) All liabilities of the Lincoln Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Lincoln Employee Plan, at the end of any plan year, or at September 30, 2003, had or has had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code). No actuarial assumptions have been changed since the last written report of actuaries on such Lincoln Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the Lincoln Financial Statements, Lincoln and its Subsidiaries have no contingent or actual liabilities under Title IV of ERISA as of December 31, 2003. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the Lincoln Employee Plans, whether or not waived, nor does Lincoln or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by Lincoln or by any person which may be aggregated with Lincoln for purposes of Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the Lincoln Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of Lincoln threatened or imminent with respect to any Lincoln Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Lincoln or its Subsidiaries would be liable after September 30, 2003, except as is reflected on the Lincoln Financial Statements. As of December 31, 2003, Lincoln and its Subsidiaries had no liability for excise taxes under Sections 4971,4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Lincoln Employee Plan. All Lincoln Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, ERISA.

          (m) Title to Properties; Insurance. Except as may be disclosed in the Disclosure Schedule, (i) Lincoln and its Subsidiaries have good and marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Lincoln Financial Statements and easements, rights-of-way, and other restrictions which do not have a Material Adverse Effect on Lincoln or its Subsidiaries, taken as a whole, and further excepting in the case of OREO, as such real estate is internally classified on the books of Lincoln or its Subsidiaries, rights of redemption under applicable law) to all of their owned real properties; (ii) all leasehold interests for real property and any material personal property used by Lincoln and its Subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms;
     (iii) to our knowledge, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Lincoln, threatened with respect to such properties; and (iv) Lincoln and its Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Lincoln or its Subsidiaries in their respective businesses, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements and, in the case of non-exclusive licenses, of other licensees, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by Lincoln and its Subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with thrift holding companies of similar size.

          (n) Environmental Matters. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of Lincoln, neither the conduct nor operation of Lincoln or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of Lincoln and its Subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Lincoln and its Subsidiaries of Environmental Laws or obligate (or potentially obligate) Lincoln or its Subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Lincoln and its Subsidiaries. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of Lincoln, neither Lincoln nor any of its Subsidiaries has received any notice from any person or entity that Lincoln or its Subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

          (o) Compliance with Law. Lincoln and its Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects and conduct and have conducted their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

          (p) Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to Keefe, Bruyette & Woods, Inc., there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Lincoln or its Subsidiaries.

          (q) No Undisclosed Liabilities. To the knowledge of Lincoln and Lincoln Bank, Lincoln and its Subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Lincoln or its Subsidiaries giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Lincoln or the notes thereto, except (i) for liabilities set forth in or reserved against the Lincoln Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause
     (i) above or other liabilities occurring in the ordinary course of business of Lincoln and its Subsidiaries since the date of the most recent balance sheet included in the Lincoln Financial Statements, which such fluctuations in the aggregate are not material to Lincoln and its Subsidiaries taken as a whole, (iii) liabilities relating to the possible acquisition of FSB or other transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

          (r) Interim Events. Other than as disclosed on the Disclosure Schedule, since September 30, 2003, Lincoln has not paid or declared any dividend, other than Lincoln's scheduled quarterly dividend, or made any other distribution to shareholders or taken any action which if taken after the date of this Agreement would require the prior written consent of FSB pursuant to Section 4.02 hereof.

          (s) Statements True and Correct. None of the information supplied or to be supplied by Lincoln or its Subsidiaries for inclusion in (i) the Proxy Statement (as defined in Section 6.03 hereof), and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of FSB and at the time of the FSB shareholders' meeting (referred to in Section 6.02 hereof), contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Lincoln is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

          (t) Books and Records. The books and records of Lincoln and its Subsidiaries have been fully, properly and accurately maintained in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Lincoln and its Subsidiaries.

          (u) Deposit Insurance. The deposits of Lincoln Bank are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Corporation Act, as amended, and Lincoln Bank has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

                                   Article VI
                                    Covenants

     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of FSB, Lincoln, First Bank and Lincoln Bank agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Company Merger and the Subsidiary Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 Shareholder Approval.

          (a) Each of Lincoln and FSB agrees to take, in accordance with applicable law, applicable rules of NASDAQ, and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the consummation of the actions and transactions contemplated hereby, and to solicit shareholder approval and adoption, as promptly as practicable after the Registration Statement (as hereinafter defined) is declared effective. The Lincoln Board of Directors and the FSB Board of Directors each is recommending and, unless either Board of Directors, after having consulted with and considered the written advice of outside counsel and its financial advisor, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with Indiana law, the Lincoln Board of Directors and the FSB Board of Directors will continue to recommend to the shareholders of Lincoln and FSB, respectively, that they approve this Agreement and the Company Merger, and will take any other action required to permit consummation of the transactions contemplated hereby.

          (b) Each of FSB and Lincoln agree to take all action necessary in their respective capacities as sole shareholder of First Bank and Lincoln Bank to approve and adopt the Merger Agreement for Subsidiary Merger set forth in Exhibit B hereto and the transactions contemplated thereby.

     6.03 Registration Statement.

          (a) Lincoln agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by Lincoln with the SEC in connection with the issuance of Lincoln Common Stock in the Company Merger (including the proxy statements and prospectus and other proxy solicitation materials of Lincoln and FSB constituting a part thereof (the "Proxy Statements") and all related documents). The Proxy Statements shall fully disclose that FSB's shareholders have dissenters' rights under IND. CODE ss. 23-1-44 et. seq. FSB shall advise Lincoln promptly of any exercise of such rights by an FSB shareholder. Both FSB and the Surviving Corporation agree to comply with the requirements contained in IND. CODE ss. 23-1-44 et. seq. applicable to them. FSB agrees to cooperate, and to cause First Bank to cooperate, with Lincoln, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statements; and, provided that FSB and First Bank have cooperated as required above, Lincoln agrees to file the Registration Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of FSB and Lincoln agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act") as promptly as reasonably practicable after filing thereof. Lincoln also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. FSB agrees to furnish to Lincoln all information concerning FSB, First Bank, and their officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

          (b) FSB agrees, as to itself and First Bank, and Lincoln agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statements and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the shareholders meetings for the respective corporations, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statements or any amendment or supplement thereto. Each of FSB and Lincoln further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statements to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statements.

          (c) Lincoln agrees to advise FSB, promptly after Lincoln receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Lincoln Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          6.04 Press Releases. Each of FSB and Lincoln agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

     6.05 Access; Information.

          (a) Each of FSB and Lincoln agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

          (b) Each of FSB and Lincoln agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this
     Section 6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 in accordance with that certain Confidentiality Agreement dated as of September 17, 2003, by and between Lincoln and FSB. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

          (c) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     6.06 Acquisition Proposals. Lincoln and FSB each agree that it shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Lincoln or FSB, respectively, or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Lincoln or FSB, respectively, or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided however, that if Lincoln or FSB is not otherwise in violation of this Section 6.06, the Lincoln or FSB Board of Directors may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if the Lincoln or FSB Board of Directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to engage in any such negotiations or discussions would constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Indiana law. Lincoln or FSB shall promptly (within 24 hours) advise the other following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and advise the other of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statements FSB shall deliver to Lincoln a schedule of each person that, to FSB's knowledge, is or is reasonably likely to be, as of the date of FSB shareholders' meeting, deemed to be an "affiliate" of it (each, an "FSB Affiliate") as that term is used in Rule 145 under the Securities Act. FSB agrees to use its reasonable best efforts to cause each person who may be deemed to be an FSB Affiliate to execute and deliver to FSB and Lincoln on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C.

     6.08 NASDAQ Listing. Lincoln agrees to use its reasonable best efforts to list, prior to the Effective Date, on the National Market System of NASDAQ, subject to official notice of issuance, the shares of Lincoln Common Stock to be issued to the holders of FSB Common Stock in the Company Merger.

     6.09 Regulatory Applications.

          (a) Lincoln and FSB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and any Governmental Authority necessary to consummate the transactions contemplated by this Agreement. Each of Lincoln, FSB, First Bank and Lincoln Bank agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby. Copies of applications and correspondence with such Governmental Authorities promptly shall be provided to the other party.

          (b) Each of Lincoln and FSB agrees, upon request, to furnish the other party with all information concerning itself, First Bank, Lincoln's Subsidiaries, and their respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such party or Lincoln Bank or First Bank to any third party or Governmental Authority.

     6.10 Title Insurance and Surveys. FSB shall deliver to Lincoln prior to the Effective Date copies of its most recent owner's closing title insurance binder or abstract and surveys on each parcel of real estate described in the Disclosure Schedule, or such other evidence of title reasonably acceptable to Lincoln. FSB will also provide to Lincoln upon request any updates or new policies, abstracts or surveys on any such real estate as Lincoln shall reasonably request. Lincoln shall make any such requests for new policies, abstracts or surveys within 20 days after the date hereof, and agrees to pay the costs of any such policies, abstracts or surveys so requested.

     6.11 Environmental Reports. FSB shall provide Lincoln copies of any environmental reports it has obtained or received with respect to real property owned, leased or operated by FSB or First Bank within 5 days after the date hereof. Lincoln, within 20 days after the date hereof, shall order a phase one environmental report of real property owned by FSB or First Bank as to which Lincoln has not been provided reports pursuant to the foregoing sentence for which Lincoln desires a phase one environmental investigation. No such reports shall be requested with respect to single family non-agricultural residential property of one acre or less unless Lincoln has reason to believe that such property might contain any waste materials or otherwise might be contaminated. If required by any phase one investigation or similar environmental report provided to or obtained by Lincoln pursuant to this Section 6.11 in Lincoln's reasonable opinion, and within 10 days after learning of such requirement, Lincoln shall order a report of a phase two investigation on properties requiring such additional study. Lincoln shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify FSB of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $250,000 as reasonably estimated by an environmental expert retained for such purpose by Lincoln and reasonably acceptable to FSB, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then Lincoln shall have the right pursuant to Section 9.01(e) hereof, for a period of fifteen (15) business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement, which shall be Lincoln's sole remedy in such event. Lincoln agrees to pay the costs of any phase one investigation or environmental report requested pursuant to this section and the cost of any phase two investigation prepared or conducted at Lincoln's request pursuant to this section which does not recommend or suggest as being appropriate the taking of any remedial or corrective actions. FSB agrees to pay the costs of any phase two investigation prepared or conducted at Lincoln's request pursuant to this section which recommends or suggests as being appropriate the taking of any remedial or corrective action.

     6.12 Conforming Accounting and Reserve Policies; Restructuring Expenses.

          (a) Notwithstanding that FSB believes that it and First Bank have established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, FSB recognizes that Lincoln may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Lincoln and FSB shall consult and cooperate with each other with respect to conforming, based upon such consultation, as specified in each case in writing to FSB by Lincoln, and subject to the conditions in Section 6.12(d) below and as hereinafter provided, the loan, accrual and reserve policies of FSB and First Bank to those policies of Lincoln.

          (b) In addition, from and after the date of this Agreement to the Effective Time, FSB and Lincoln shall consult and cooperate with each other with respect to determining, as specified in a written notice from Lincoln to FSB, based upon such consultation, subject to the conditions in Section 6.12(d) below and as hereinafter provided, appropriate and reasonable accruals, reserves and charges to establish and take in respect of severance costs and other appropriate and reasonable charges and accounting adjustments taking into account the parties' business plans following the Company Merger.

          (c) FSB and Lincoln shall consult and cooperate with each other with respect to determining, as specified in a written notice from Lincoln to FSB, based upon such consultation, subject to the conditions in Section 6.12(d) below and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Company Merger and the Subsidiary Merger to be incurred in connection with the Company Merger and the Subsidiary Merger.

          (d) Subject to applicable laws, FSB shall (i) establish and take such reserves and accruals at such time as Lincoln shall reasonably request to conform FSB's loan, accrual and reserve policies to Lincoln's policies, and
     (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Company Merger and the Subsidiary Merger and restructuring charges related to or to be incurred in connection with the Company Merger and the Subsidiary Merger, in each case at such times as are reasonably requested by Lincoln, but in no event prior to two business days before the Effective Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Lincoln shall certify to FSB that all conditions to Lincoln's obligation to consummate the Company Merger set forth in Sections 7.01 and 7.03 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Lincoln's obligation to consummate the Company Merger) have been satisfied or waived; and provided, further, that FSB shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

          (e) No reserves,  accruals or charges  taken in  accordance  with this
     Section 6.12 may be a basis to assert a violation of a breach of a representation, warranty or covenant of FSB or First Bank herein or a basis to assert that FSB has suffered a Material Adverse Effect.

     6.13 D & O Insurance.

          (a) For a period of three years from the Effective Time, Lincoln shall use its reasonable best efforts to obtain an endorsement to its director's and officer's liability insurance policy to cover the present and former officers and directors of FSB or First Bank (determined as of the Effective
     Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by FSB; provided however, that if Lincoln is unable to obtain such endorsement, then FSB may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided further that in no event shall Lincoln be required to expend in the aggregate during such three-year period more than three times the current annual amount spent by FSB (the "Insurance Amount") to maintain or procure its current directors' and officers' insurance coverage; provided further, that if Lincoln is unable to maintain or obtain the insurance called for by this Section 6.13(a), Lincoln shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of FSB or First Bank may be required to make application and provide customary representations and warranties to Lincoln's insurance carrier for the purpose of obtaining such insurance.

          (b) For six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of FSB and First Bank against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the IBCL and by Lincoln's Articles of Incorporation as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

          (c) If Lincoln shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Lincoln shall assume the obligations set forth in this Section 6.13.

     6.14 Notification of Certain Matters. Each of FSB and Lincoln shall give prompt notice to the other of any fact, event or circumstance known to it that
(1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 Defined Contribution Plans. First Bank maintains a 401(k) Plan ("First Bank 401(k) Plan") and Lincoln Bank maintains an Employees' Salary Savings Plan ("Lincoln Bank 401(k) Plan"). FSB shall make contributions to the FSB 401(k) Plan between the date hereof and the Effective Date consistent with the terms of the FSB 401(k) Plan and past practices. At the Effective Time, subject to applicable law and the requirements of the Lincoln Bank 401(k) Plan, Lincoln Bank shall assume the FSB 401(k) Plan, merge such plan into its own Lincoln Bank 401(k) Plan, and amend as necessary the participation agreement of such merged plan so that, (i) from and after the Effective Time, employees of First Bank who become employees of Lincoln Bank will accrue benefits pursuant to the Lincoln Bank 401(k) Plan as adopted by Lincoln Bank resulting from the merger of the First Bank 401(k) Plan with the Lincoln Bank 401(k) Plan, and (ii) from and after the merger of those plans, former First Bank employees participating in the merged plan shall receive credit for eligibility and vesting purposes, for the service of such employees with First Bank prior to the Effective Time as if such service were with Lincoln and First Bank; provided, however, that the benefit of any such former FSB employee in respect of service prior to the Effective Time shall be determined under the contribution formulae under the First Bank 401(k) Plan as in effect from time to time prior to the Effective Time and the benefit of any such former FSB employee in respect of service from and after the Effective Time shall be determined under the contribution formulae under the Lincoln Bank 401(k) Plan as in effect from time to time from and after the Effective Time.

     6.16 Option Plans.(a).. Within 45 days of the date as of which this Agreement is dated, FSB will use its best efforts to obtain written consents from each holder of an FSB Stock Option who is an employee of First Bank consenting to the disposition of such options in accordance with the provisions of Section 3.01(d) above. By signing the signature page hereof, the directors of FSB or First Bank who are not also officers or employees of FSB or First Bank hereby consent to the cashing out of their FSB Stock Options as provided in
Section 3.01(d) above and agree not to exercise their options on or before the Effective Time unless (A) this Agreement is terminated and the Company Merger is abandoned pursuant to Article IX or (B) such exercise is made not more than one week before the date on which the option otherwise would cease to be exercisable.

     6.17 Debentures and Contracts.(a) On or before the Closing, FSB shall take steps to cause the Debentures to be redeemed or applied to the purchase of shares pursuant to the Contracts, and any remaining Contracts to be cancelled. These actions shall be taken consistent with the terms of the Trust Indenture and the Master Contract and with the payment of no more than any redemption price (principal, accrued interest and premium) payable under the Trust Indenture and any cancellation payment due under the Master Contract.

     6.18 Deferred Fee Agreements. Pursuant to the terms of the Deferred Fee Agreements between the Bank and Ralph M. Foley, H. Dean Hawkins, William Meredith and Norman D. Stockton (the "Directors"), no later than 60 days following the Effective Date, the Directors shall be paid in one lump sum their previously accrued account balances under those Deferred Fee Agreements, and the Deferred Fee Plan shall be terminated.

     6.19 Employee Matters.

          (a) Lincoln agrees that those employees of FSB or First Bank who become employees of Lincoln or its Subsidiaries, on the Effective Date ("Former FSB Employees"), while they remain employees of Lincoln or its Subsidiaries after the Effective Date will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by Lincoln to similarly situated employees of Lincoln and its Subsidiaries, except as otherwise provided herein. Except as hereinafter provided, at the Effective Time, Lincoln will amend or cause to be amended each employee benefit and welfare plan of Lincoln and its Subsidiaries in which Former FSB Employees are eligible to participate, to the extent necessary, so that as of the Effective Time (i) such plans take into account for purposes of eligibility, participation, vesting, and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plan), the service of such employees with FSB and First Bank as if such service were with Lincoln and its Subsidiaries, (ii) Former FSB Employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of Lincoln or its Subsidiaries in which they are eligible to participate and may commence participation in such plans on the Effective Date, (iii) Former FSB Employees will retain credit for unused sick leave and vacation pay which has been accrued as of the Effective Time, (iv) for purposes of determining the entitlement of Former FSB Employees to sick leave and vacation pay following the Effective Time, the service of such employees with FSB and First Bank shall be treated as if such service were with Lincoln and its Subsidiaries; and (v) former FSB Employees are first eligible to participate and will commence participation in the Lincoln Bank 401(k) Plan on the Effective Date. Notwithstanding the foregoing, no Former FSB Employees shall be eligible to participate in Lincoln Bank's Financial Institutions Retirement Fund as Lincoln Bank agrees that it will freeze or terminate that plan as soon as practicable after the date hereof, and the entry date of Former FSB Employees into the Lincoln Bancorp Employee Stock Ownership Plan and Trust shall be January 1, 2005.

          (b) FSB and First Bank will comply with applicable law and the terms of the relevant Employee Plan with respect to the voting of any FSB Common Stock held by any such plan.

          (c) Lincoln Bank agrees to employ Jerry R. Engle pursuant to the terms of the Employment Agreement attached hereto as Exhibit D, and agrees to use its best efforts to negotiate and enter into with Mr. Engle an agreement on the terms set forth in Exhibit D or on such alternate terms as Mr. Engle and Lincoln reasonably may agree. Lincoln Bank agrees to employ John B. Ditmars pursuant to the terms of the Employment Agreement attached hereto as Exhibit E, and agrees to use its best efforts to negotiate and enter into with Mr. Ditmars an agreement on the terms set forth in Exhibit E or on such alternate terms as Mr. Ditmars and Lincoln reasonably may agree. Prior to the Effective Time, Mr. Engle and Mr. Ditmars will continue to be paid the compensation provided for in their employment agreements with First Bank and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. At the Effective Time, Mr. Engle's and Mr. Ditmars' employment agreements with First Bank shall terminate without the payment of any consideration other than entering into the new employment agreements with the Surviving Bank contemplated by this Section 6.19(c). First Bank will use its best efforts to obtain from Mr. Engle and Mr. Ditmars, within 30 days of the date of this Agreement, a binding written commitment, in the event the Company Merger is consummated, to accept the terms of this
     Section 6.19(c). Lincoln has concluded that Mr. Engle possesses the qualifications its Board of Directors will seek in a successor to current Lincoln President, Mr. T. Tim Unger, and anticipates that Mr. Engle will succeed Mr. Unger as President and Chief Executive Officer not later than December 31, 2005.

     6.20 Severance. With the exception of Jerry R. Engle and John B. Ditmars, those employees of FSB or First Bank as of the Effective Time (i) who Lincoln or its Subsidiaries elect not to employ after the Effective Time or who are terminated other than for cause within six months after the Effective Date, and
(ii) who sign and deliver a termination and release agreement in the form attached hereto as Exhibit F, shall be entitled to severance pay equal to one week of pay, at their rate of pay in effect at the Effective Time, for each full year of continuous service with FSB or First Bank or their successors not in excess of 26 years completed prior to the Effective Time or, in the case of employees who continue as employees of Lincoln or its Subsidiaries after the Effective Time, prior to their termination as such. Furthermore, any terminated employees shall be entitled to continuation coverage under Lincoln Bank's (or First Bank's, if they are never employed by Lincoln Bank) group health plans as required by COBRA. Nothing in this Section 6.20 shall be deemed to limit or modify Lincoln's or Lincoln Bank's at will employment policy.

     6.21 Charter Conversion. Lincoln will use its best efforts to cause Lincoln Bank to convert from a federal savings bank to an Indiana commercial state bank no later than one year after the Effective Time, including using its best efforts to obtain any and all necessary regulatory approvals for such conversion.

     6.22 Short-Swing Trading Exemption. Prior to the Effective Date, the board of directors of Lincoln shall adopt such resolutions as necessary to cause any shares of Lincoln Common Stock to be received by Jerry R. Engle, John B. Ditmars, Frank A. Rogers or R.J. McConnell as part of the Consideration, all Replacement Options to be granted to such persons and all other stock options to be granted to Mr. Engle or Mr. Ditmars pursuant to their employment agreements to qualify for the exemptions provided in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended.

                                  Article VII
                    Conditions to Consummation of the Merger

     7.01 Conditions to Each Party's Obligation to Effect the Company Merger. The respective obligation of each of Lincoln and FSB to consummate the Company Merger is subject to the fulfillment or written waiver by Lincoln and FSB prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement and the actions and transactions contemplated hereby shall have been duly adopted by the affirmative vote of the holders of the requisite number of the outstanding shares of Lincoln Common Stock and FSB Common Stock entitled to vote thereon in accordance with applicable law, the Lincoln Articles of
     Incorporation,   the  Lincoln   Code  of  By-Laws,   the  FSB  Articles  of
     Incorporation and the FSB Bylaws, and the actions and transactions contemplated in the Merger Agreement for Subsidiary Merger shall have been duly adopted by FSB and Lincoln, acting in their respective capacities as sole shareholders of First Bank and Lincoln Bank.

          (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Company Merger and the Subsidiary Merger, and for the prevention of any termination of any material right, privilege, license or agreement of either Lincoln, FSB, First Bank, or Lincoln's Subsidiaries, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that Lincoln would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

          (c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Company Merger and the Subsidiary Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole.

          (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (f) Blue Sky Approvals. All permits and other authorizations under the state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Lincoln Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

          (g) Listing. The shares of Lincoln Common Stock to be issued in the Company Merger shall have been approved for listing on the National Market System of NASDAQ, subject to official notice of issuance.

     7.02 Conditions to Obligation of FSB. The obligation of FSB to consummate the Company Merger is also subject to the fulfillment or written waiver by FSB prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Lincoln set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except for any failures, noncompliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect, as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and FSB shall have received a certificate, dated the Effective Date, signed on behalf of Lincoln by the Chief Executive Officer and the Chief Financial Officer of Lincoln to such effect.

          (b) Performance of Obligations of Lincoln. Lincoln shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and FSB shall have received a certificate, dated the Effective Date, signed on behalf of Lincoln by the Chief Executive Officer and the Chief Financial Officer of Lincoln to such effect.

          (c) Opinion of Counsel. FSB shall have received an opinion, dated the Effective Date, of Barnes & Thornburg, counsel to Lincoln, in substantially the same form as that attached hereto as Exhibit G.

          (d) Tax Opinion of Lincoln's Counsel. FSB shall have received an opinion of Barnes & Thornburg, counsel to Lincoln, to the effect that (1) the Company Merger constitutes a "reorganization" within the meaning of
     Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of FSB to the extent they receive shares of Lincoln Common Stock as Consideration in exchange for shares of FSB Common Stock.

          (e) David A. Noyes and Co. Fairness Opinion. FSB shall have received the opinion of David A. Noyes and Co., dated the date of this Agreement (which shall be appended as an exhibit to the Proxy Statements), that the Consideration to be received in the Company Merger by the shareholders of FSB is fair to the shareholders of FSB from a financial point of view.

          (f) Employment Matters. Either (1) Lincoln Bank and Jerry R. Engle shall have entered into a mutually acceptable Employment Agreement as provided in Section 6.19(c) above or (2) Lincoln Bank shall have offered to enter into the Employment Agreement attached hereto as Exhibit D and Mr. Engle shall not have accepted such offer. Either John B. Ditmars shall have entered into a mutually acceptable Employment Agreement as provided in
     Section 6.19(c) above or (2) Lincoln Bank shall have offered to enter into the Employment Agreement attached hereto as Exhibit E and Mr. Ditmars shall not have accepted such offer. Furthermore, Lincoln and its Subsidiaries shall have amended or adopted employee benefit plans to the extent necessary to comply with Section 6.19(a).

     7.03 Conditions to Obligation of Lincoln. The obligation of Lincoln to consummate the Company Merger is also subject to the fulfillment or written waiver by Lincoln prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of FSB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect, as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and FSB shall have received a certificate, dated the Effective Date, signed on behalf of FSB by the Chief Executive Officer and the Chief Financial Officer of FSB to such effect.

          (b) Performance of Obligations of FSB. FSB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Lincoln shall have received a certificate, dated the Effective Date, signed on behalf of FSB by the Chief Executive Officer and the Chief Financial Officer of FSB to such effect.

          (c) Opinion of Counsel. Lincoln shall have received an opinion, dated the Effective Date, of Bose McKinney & Evans LLP, Counsel to FSB, in substantially the same form as that attached hereto as Exhibit H.

          (d) Keefe, Bruyette & Woods, Inc. Fairness Opinion. Lincoln shall have received the opinion of Keefe, Bruyette & Woods, Inc., dated the date of this Agreement (which shall be appended as an exhibit to the Proxy Statements), that the Consideration to be received in the Company Merger by the shareholders of FSB is fair to the shareholders of Lincoln from a financial point of view.

          (e) Tax Opinion of Lincoln's Counsel. Lincoln shall have received an opinion of Barnes & Thornburg, counsel to Lincoln, dated the Effective Date, to the effect that the Company Merger constitutes a "reorganization" within the meaning of Section 368 of the Code.

          (f) Environmental Report. Lincoln shall have received the environmental reports required by Section 6.11 hereof, and shall not have elected, pursuant thereto and pursuant to Section 9.01(e) hereof, to terminate and cancel this Agreement.

          (g) Closing Book Value. The Closing Book Value of FSB shall not be less than the consolidated stockholders' equity of FSB as of September 30, 2003. As used in the preceding sentence, the term "Closing Book Value" shall mean the amount of the consolidated stockholders' equity of FSB, as of the end of the month immediately preceding the Closing Date, determined in accordance with generally accepted accounting principles, plus (i) the amount of any decrease in the consolidated stockholders' equity of FSB resulting from or attributable to expenses of the Company Merger or the Subsidiary Merger, plus (ii) any reduction of consolidated stockholders' equity theretofore recorded solely as a result of accruals, reserves or charges taken by FSB at the request of Lincoln pursuant to Section 6.12 hereof, plus (iii) any reduction of consolidated stockholders' equity as a result of the actions taken pursuant to Section 301(e).

          (h) Approval of Supplemental Indenture. To the extent required to comply with Section 3.01(e), the requisite number of holders of the Debentures shall have adopted a supplemental indenture to the Trust Indenture governing the Debentures to allow FSB to redeem the Debentures without restriction, except for any applicable notice requirements to the holders of the Debentures and except for the payment of the redemption premium.

          (i) Conversion of Contracts and/or Redemption of Debentures. (1) All of the outstanding Contracts shall have been exercised by the holders thereof and/or cancelled by FSB with the payment of all applicable cancellation payments, and (2) all of the outstanding Debentures shall have been surrendered to FSB by the holders thereof as consideration for the exercise of a corresponding amount of Contracts and/or shall have been redeemed by FSB with the payment of all applicable redemption premiums.

                                  Article VIII
                                     Closing

     8.01  Deliveries  by FSB at Closing.  At the Closing,  FSB shall deliver to
Lincoln:

          (a) certified copies of the Articles of Incorporation and Bylaws of FSB and First Bank;

          (b) the officers' certificates required by Sections 7.03(a) and 7.03(b) hereof;

          (c) a certified copy of the resolutions of FSB's Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Company Merger;

          (d) a certified copy of the resolutions of First Bank's Board of Directors and sole shareholder, as required for valid approval of the execution of this Agreement and Exhibit B and the consummation of the Subsidiary Merger;

          (e) a Certificate of the Secretary of State of the State of Indiana, dated a recent date, stating that FSB is validly existing;

          (f) Certificates of the DFI, the Indiana Secretary of State and the FDIC, dated recent dates, relating to the valid existence and the FDIC insurance of deposits of First Bank;

          (g) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A in proper form for filing with the Secretary of State of the State of Indiana in order to cause the Company Merger to become effective pursuant to the IBCL;

          (h) Articles of Consolidation and Articles of Merger executed by First Bank reflecting the terms and provisions of this Agreement and Exhibit B in proper form for filing with the OTS and the DFI in order to cause the Subsidiary Merger to become effective under federal law;

          (i) a legal opinion from counsel for FSB in form reasonably acceptable to Lincoln counsel, opining with respect to the matters required by Section 7.03(c) hereto; and

          (j) such other documents as Lincoln or its counsel may reasonably request.

     8.02 Deliveries by Lincoln at the Closing. At the Closing, Lincoln shall deliver to FSB:

          (a) certified copies of the Articles of Incorporation and Bylaws of Lincoln and Lincoln Bank;

          (b) the officers' certificates required by Section 7.02(a) and (b) hereof;

          (c) a certified copy of the resolutions of Lincoln's Board of Directors and shareholders authorizing the execution of this Agreement and the consummation of the Company Merger;

          (d) a certified copy of the resolutions of Lincoln Bank's Board of Directors and its sole shareholder authorizing the execution of this Agreement and the consummation of the Subsidiary Merger;

          (e) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A in proper form for filing with the Secretary of State of the State of Indiana in order to cause the Company Merger to become effective pursuant to the IBCL;

          (f) Articles of Combination and Articles of Merger executed by Lincoln Bank reflecting the terms and provisions of this Agreement and Exhibit B in proper form for filing with the OTS and the DFI, respectively, in order to cause the Subsidiary Merger to become effective under federal law;

          (g) a legal opinion from counsel for Lincoln, in form reasonably acceptable to FSB's counsel, opining with respect to the matters required by Section 7.02(c) hereto; and

          (h) the tax opinion required by Section 7.02(d) hereto; and

          (i) such other documents as FSB or its counsel may reasonably request.

                                   Article IX
                                   Termination

     9.01 Termination. This Agreement may be terminated and the Company Merger may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Lincoln and FSB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by Lincoln or FSB, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (c) Delay. At any time prior to the Effective Time, by Lincoln or FSB, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board of Directors, in the event that the Company Merger is not consummated by December 31, 2004, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

          (d) No Approval. By FSB or Lincoln, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (1) the approval of any Governmental Authority required for consummation of the Company Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority or (2) the shareholder approval contemplated by Section 6.02 herein is not obtained.

          (e) Environmental Reports. Lincoln may terminate this Agreement to the extent provided by Section 6.11 hereof by giving written notice thereof to FSB.

          (f) Failure to Recommend, Etc. By either party if (1) prior to the effectiveness of the Registration Statement, the Board of Directors of the other party shall not have recommended adoption and approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of the other party's shareholders contemplated by Section 7.01(a), the other party's Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the other party (whether in accordance with Section 6.02 or otherwise).

          (g) Acceptance of Superior  Proposal.  By FSB, if,  without  breaching
     Section 6.06, FSB shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the FSB Board, after consulting with and considering the advice of FSB's outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this Section 9.01(g) shall not be available to FSB unless it delivers to Lincoln (1) written notice of FSB's intention to terminate at least five days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 9.03. For purposes of this
     Section 9.01(g), "Superior Proposal" means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of FSB receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (1) if accepted, is significantly more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a materially more favorable transaction than the Company Merger for FSB and its shareholders and other relevant constituencies.

     9.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Company Merger pursuant to this
Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 9.03 and 10.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

     9.03 Liquidated Damages. If (1) Lincoln terminates this Agreement pursuant to Section 9.01(f) (at a time when FSB could not also terminate pursuant to Section 9.01(f)) or (2) FSB terminates this Agreement pursuant to Section 9.01(g), then, within five business days of such termination, FSB shall pay Lincoln by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy, $1,000,000 (the "Fee"). If FSB terminates this Agreement pursuant to Section 9.01(f) (at a time when Lincoln would not also do so pursuant to Section 9.01(f)), then, within five (5) business days of such termination, Lincoln shall pay the Fee to FSB by wire transfer in immediately available funds. If this Agreement is terminated solely by reason of the failure of FSB to receive shareholder approval of the Company Merger, and if, and only if, an Acquisition Proposal for FSB was publicly announced (or otherwise disseminated to the shareholders of the party), prior to the date that the party's shareholders voted against the adoption of this Agreement) and if, within twelve months after the date of such termination, a change in control of FSB is consummated, then FSB shall pay the Fee to Lincoln by wire transfer in immediately available funds. (For purposes of this Section 9.03, a "change in control" of FSB shall be deemed to have taken place if: (w) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than FSB, First Bank, or any employee benefit plan of FSB or First Bank, is or becomes the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the then-issued and outstanding common stock of FSB or First Bank or the combined voting power of the then-outstanding securities of FSB or First Bank, whether through a tender offer or otherwise;
(x) there occurs any consolidation or merger in which FSB or First Bank is not the continuing or surviving corporation (except for a merger in which the holders of FSB or First Bank's common stock and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (y) there occurs any consolidation or merger in which FSB or First Bank is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property or if its shareholders own less than 50% of the outstanding common stock immediately after the transaction; or (z) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of FSB or First Bank. Notwithstanding the foregoing, no Fee shall be required to be paid if Lincoln or FSB terminates this Agreement solely because of the failure of FSB to obtain the shareholder approval of this Agreement and the actions and transactions contemplated hereby.

                                   Article X
                                  Miscellaneous

     10.01 Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, other than those contained in Sections 6.05(b), 9.02, and 9.03 and in this Article X, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in Sections 1.01(e), 2.01(e), 6.13, 6.18, 6.19, 6.20 and 6.21, which by its terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

     10.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision, or (b) amended or modified by an agreement in writing executed by both parties, except that, after approval of the Company Merger by the shareholders of FSB or of Lincoln, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

     10.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     10.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State.

     10.05 Expenses. Subject to Sections 9.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and postage expenses relating to the FSB and the Lincoln shareholder meeting shall be shared equally between FSB and Lincoln.

     10.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

                           If to Lincoln, to:

                           T. Tim Unger, President
                           Lincoln Bancorp
                           1121 East Main Street
                           PO Box 510
                           Plainfield, IN 46168-0510
                           Facsimile: (317) 838-6775

                           With a copy to:

                           Claudia V. Swhier, Esq.
                           Barnes & Thornburg
                           11 South Meridian Street
                           Indianapolis, Indiana 46204
                           Facsimile: (317) 231-7433

                           If to FSB, to:

                           Jerry R. Engle, President
                           First Shares Bancorp, Inc.
                           996 S. State Road 135
                           Greenwood, Indiana  46143
                           Facsimile: (317) 882-5903

                           With a copy to:

                           David A. Butcher, Esq.
                           Bose McKinney & Evans LLP
                           2700 First Indiana Plaza
                           135 North Pennsylvania Street
                           Indianapolis, IN 46204
                           Facsimile: (317) 223-0123

     10.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules and the Exhibits hereto) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Sections 1.01(e), 2.01(e), 6.13, 6.18, 6.19, 6.20 and 6.21 hereof (which is intended to be for the benefit of those present and former officers and directors of FSB and First Bank affected thereby and may be enforced by such persons), nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FIRST SHARES BANCORP, INC..                   LINCOLN BANCORP
("FSB")                                       ("Lincoln")



By:                                           By:
   -------------------------                     -----------------------------
Printed:  Jerry R. Engle                         Printed: T. Tim Unger
Title:  President                                Title: President


FIRST BANK                                    LINCOLN BANK



By:                                           By:
   -------------------------                     -----------------------------
Printed:  Jerry R. Engle                         Printed: T. Tim Unger
Title:  President                                Title: President

     Each of the undersigned directors of FSB hereby (a) agrees in his capacity as a director to recommend to FSB's shareholders the approval of this Agreement and the Merger, except as otherwise provided in Sections 6.02 and 6.06 of this Agreement, and (b) agrees in his individual capacity to vote his shares of FSB Common Stock that are registered in his personal name (and agrees to use his best efforts to cause all additional shares of FSB Common Stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Company Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of FSB Common Stock with the purpose of avoiding his agreements set forth in the preceding sentence. Each of the undersigned directors who are not also officers or employees of FSB or First Bank agrees to the terms of Section 6.16 of this Agreement.


         Dated this         day of March, 2004.
                    --------


                                                -------------------------------
                                                     Jerry R. Engle

                                                -------------------------------
                                                     Ralph M. Foley

                                                -------------------------------
                                                     H. Dean Hawkins

                                                -------------------------------
                                                     Gary W. Lewis

                                                -------------------------------
                                                     R.J. McConnell

                                                -------------------------------
                                                     William J. Meredith

                                                -------------------------------
                                                     Frank A. Rogers

                                                -------------------------------
                                                     Norman D. Stockton

                                List of Exhibits

Exhibit                      Title
-------                      -----

A                            Plan of Merger

B                            Form of Merger Agreement for Subsidiary Merger

C                            Form of Affiliate Agreement

D                            Form of Employment Agreement - Jerry R. Engle

E                            Form of Employment Agreement - John B. Ditmars

F                            Form of Termination and Release Agreement

G                            Form of Opinion of Lincoln's Counsel

H                            Form of Opinion of FSB's Counsel

                                                                       Exhibit A



                                 PLAN OF MERGER
                                       of
                                 LINCOLN BANCORP
                             an Indiana corporation
                                       and
                           FIRST SHARES BANCORP, INC.
                             an Indiana corporation


1. The names of the corporations proposing to merge (the "Company Merger") are Lincoln Bancorp, an Indiana corporation (the "Surviving Corporation") and First Shares Bancorp, Inc., an Indiana corporation (the "Merging Corporation"), pursuant to an Agreement and Plan of Reorganization dated as of March ___, 2004 (the "Reorganization Agreement").

2. The Merging Corporation has 12,000,000 authorized shares of common stock, par value $.01 per share ("FSB Common Stock"), and 2,000,000 authorized shares of preferred stock, par value $.01 per share, of which _________ shares of FSB Common Stock and no shares of preferred stock are presently issued and outstanding.

3. The Surviving Corporation has 20,000,000 authorized shares of common stock, without par value ("Lincoln Common Stock"), and 2,000,000 authorized shares of preferred stock, without par value, of which ___________ shares of Lincoln Common Stock and no shares of preferred stock are presently issued and outstanding.

4. The effective date of the Company Merger, as that phrase is used herein, shall mean ________________, 2004 (the "Effective Date"). The date and time at which the Company Merger becomes effective shall be the Effective Time.

5. Each share of FSB Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of Merging Corporation and shares held directly or indirectly by Surviving Corporation, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive, subject to adjustment as set forth in paragraph 10:

     (A) .75 shares (the "Exchange Ratio") of Lincoln Common Stock (the "Per Share Stock Consideration"), or

     (B) $14.80 in cash (such sum, the "Per Share Cash Consideration" and together with the Per Share Stock Consideration, the "Consideration");

     provided that the aggregate number of shares of Lincoln Common Stock that shall be issued in the Company Merger shall equal a number which is as close as possible (after prorations are made and cash in lieu of fractional shares is determined) to but no more than the product of (a) fifty percent (50%) and (b) the Exchange Ratio, times (c) the number of shares of FSB Common Stock outstanding immediately prior to the Effective Time (the "Stock Number").

     (C) Each share of FSB Common Stock that, immediately prior to the Effective Time, is held as treasury stock of Merging Corporation or held directly or indirectly by Lincoln, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

6. Each share of Lincoln Common Stock which is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of Lincoln Common Stock at and after the Effective Time.

7. Notwithstanding the foregoing, if any holders of FSB Common Stock dissent from the Company Merger and demand dissenters' rights under the Indiana Business Corporation Law (the "IBCL"), any issued and outstanding shares of FSB Common Stock held by such dissenting holders shall not be converted as described in paragraph 5 but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of FSB Common Stock outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand for dissenters' rights or lose his or her right to exercise dissenters' rights shall have only the right to receive the consideration as No-Election Shares (as hereinafter defined).

8. Subject to the allocation procedures set forth in paragraph 10, each record holder of FSB Common Stock will be entitled (1) to elect to receive Lincoln Common Stock for all or some of the shares of FSB Common Stock ("Stock Election Shares") held by such record holder, (2) to elect to receive cash for all or some of the shares of FSB Common Stock ("Cash Election Shares") held by such record holder or (3) to indicate that such holder makes no such election for all or some of the shares of FSB Common Stock ("No-Election Shares") held by such record holder. All such elections (each, an "Election") shall be made on a form designed for that purpose by Surviving Corporation and reasonably acceptable to Merging Corporation (an "Election Form"). Any shares of FSB Common Stock with respect to which the record holder thereof shall not, as of the election deadline established by the Surviving Corporation (the "Election Deadline"), have properly submitted to the exchange agent designated by the Surviving Corporation (the "Exchange Agent") a properly completed Election Form shall be deemed to be No-Election Shares. A record holder acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts.

9. Not later than the 5th day after the Election Deadline, Surviving Corporation shall cause the Exchange Agent to effect the allocation among the holders of FSB Common Stock of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Company Merger as follows:

     (A) Number of Stock Elections Less Than Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received as of the Election Deadline) is less than the Stock Number, then

          (i)  all Stock  Election  Shares shall be, as of the  Effective  Time,
               converted   into  the  right  to  receive  the  Per  Share  Stock
               Consideration,

          (ii) the Exchange Agent shall allocate pro rata from among the No-Election Shares a sufficient number of No-Election Shares such that the sum of such number and the number of Stock Election Shares shall equal as closely as practicable the Stock Number, and all such selected shares ("Stock-Selected No-Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; provided that if the sum of all No-Election Shares and Stock Election Shares is less than the Stock Number, all No-Election Shares shall be Stock-Selected No-Election Shares,

          (iii)if the sum of Stock Election Shares and No-Election Shares is less than the Stock Number, the Exchange Agent shall allocate pro rata from among the Cash Election Shares a number of Cash Election Shares such that the sum of such number, plus the number of Stock Election Shares and the number of Stock-Selected No-Election Shares, shall equal as closely as practicable the Stock Number, and all such selected shares ("Converted Cash Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, and

          (iv) the No-Election Shares and Cash Election Shares that are not Stock-Selected No-Election Shares or Converted Cash Election Shares (as the case may be) shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration; or

     (B) Number of Stock Elections Greater Than the Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is greater than the Stock Number, then:

          (i)  all Cash  Election  Shares  shall be, as of the  Effective  Time,
               converted   into  the  right  to  receive   the  Per  Share  Cash
               Consideration;

          (ii) all  No-Election  Shares  shall  be,  as of the  Effective  Time,
               converted   into  the  right  to  receive   the  Per  Share  Cash
               Consideration (the "Cash-Selected No-Election Shares");

          (iii)the Exchange Agent shall allocate pro rata from among the Stock Election Shares a number of Stock Election Shares such that after converting such Stock Election Shares to Cash Election Shares, the number of remaining Stock Election Shares shall equal as closely as practicable the Stock Number, and all such selected shares ("Converted Stock Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration, and

          (iv) the Stock Election Shares that are not Converted Stock Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; or

     (C) Number of Stock Elections Equal to the Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is equal to the Stock Number, then:

          (i)  all Stock  Election  Shares shall be, as of the  Effective  Time,
               converted   into  the  right  to  receive  the  Per  Share  Stock
               Consideration, and

          (ii) all No-Election Shares and all Cash Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration.

10. At the Effective Time, (a) holders of FSB Common Stock shall cease to be, and shall have no rights as, shareholders of FSB, other than the right to receive (1) any dividend or other distribution with respect to such FSB Common Stock with a record date occurring prior to the Effective Time, (2) the Consideration provided under this Article III, and (3) any dissenters' rights to which they may be entitled under the IBCL if such holders have dissented to the Company Merger. After the Effective Time, there shall be no transfers on the stock transfer books of Merging Corporation or the Surviving Corporation of shares of FSB Common Stock.

11. Notwithstanding any other provision in this Agreement, no fractional shares of Lincoln Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, Surviving Corporation shall pay to each holder of FSB Common Stock who otherwise would be entitled to a fractional share of Lincoln Common Stock an amount in cash (without interest) determined by multiplying such fraction by the quotient of the Per Share Consideration and the Exchange Ratio.

12. Upon the Effective Date, the Merging Corporation shall merge into and with the Surviving Corporation, which shall survive the Company Merger and the separate existence of the Merging Corporation shall thereupon cease.

13. Upon and after the Effective Date, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public, as well as a private nature, of each of the parties hereto; and all property, real, personal and mixed, all debts due on whatever account and all other choses in action and all and every other interests of or belonging to or due to each of the parties hereto shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, shall not revert or be in any way impaired by reason of the Company Merger.

14. Upon and after the Effective Date, the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of both of the parties hereto in the same manner and to the same extent as if the Surviving Corporation had itself incurred the same or contracted therefor; and any claim existing or action or proceeding by or against either of the parties hereto may be prosecuted to judgment as if the Company Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the parties hereto shall be impaired by such Company Merger; but any such lien shall be limited to the property upon which there were liens immediately prior to the time of the Company Merger.

15. The Articles of Incorporation of the Surviving Corporation shall continue to be the Articles of Incorporation of the Surviving Corporation upon and after the Effective Date until changed or amended in accordance with the terms thereof.

16. The Code of By-Laws of the Surviving Corporation shall continue to be the Code of By-Laws of the Surviving Corporation upon and after the Effective Date until changed or amended in accordance with the terms thereof.

17. The directors of the Surviving Corporation immediately prior to the Effective Date shall continue to hold such positions following the Company Merger, and such directors shall hold office until such time as their successors shall be duly elected and qualified; provided, however, that Jerry R. Engle, R.J. McConnell and Frank A. Rogers shall be appointed to the Board of Directors of the Surviving Corporation effective as of the Effective Date.

                                                                       Exhibit B



                     MERGER AGREEMENT FOR SUBSIDIARY MERGER


     This AGREEMENT FOR SUBSIDIARY MERGER (this "Agreement") dated as of March ___, 2004, by and between Lincoln Bank ("Lincoln Bank"), a federal savings bank and wholly-owned subsidiary of Lincoln Bancorp, an Indiana corporation ("Lincoln"), and First Bank ("First Bank"), an Indiana commercial bank and wholly-owned subsidiary of First Shares Bancorp, Inc., an Indiana corporation ("FSB").

                                   WITNESSETH:


     WHEREAS, Lincoln, FSB, Lincoln Bank and First Bank have entered into an Agreement and Plan of Reorganization dated as of March ___, 2004 (the "Reorganization Agreement") providing for the acquisition by Lincoln of all of the outstanding shares of common stock, $.01 par value per share, of FSB in a merger pursuant to the provisions of the Indiana Business Corporation Law (the "IBCL"), and providing for the merger of First Bank with and into Lincoln Bank (the "Merger"), in accordance with the provisions of applicable state and federal law; and

     WHEREAS, the Boards of Directors of Lincoln Bank and First Bank have each adopted a resolution approving this Agreement for Subsidiary Merger and the Boards of Directors of Lincoln Bank and First Bank have directed that this Merger Agreement for Subsidiary Merger and the Merger contemplated thereby be submitted to the sole shareholders of Lincoln Bank and First Bank for adoption and approval;

     NOW, THEREFORE, the parties hereto, in consideration of amounts to be paid pursuant hereto and subject to the terms and conditions of the Reorganization Agreement, agree as follows:

Article I.

                            Constituent Corporations

     Lincoln Bank and First Bank shall be the constituent corporations with respect to the Merger.

Article II.

                                     Merger

     Effective as of the time of the filing of appropriate articles of combination with the Office of Thrift Supervision and articles of merger with the Indiana Department of Financial Institutions or such later time as may be specified in such articles of combination or articles of merger (the "Effective Time of the Merger"), Lincoln Bank shall be merged with and into First Bank, and Lincoln Bank shall be the surviving institution (the "Surviving Institution").

                                  Article III.

                             Charter, By-Laws, Etc.

     1. Charter. At the Effective Time of the Merger, the charter of First Bank in effect immediately prior to the Effective Time shall continue to be the charter of the Surviving Institution.

     2. By-Laws. At the Effective Time of the Merger, the by-laws of First Bank in effect immediately prior to the Effective Time of the Merger shall continue to be the by-laws of the Surviving Institution.

     3. Directors and Officers. At the Effective Time of the Merger, the directors of Lincoln Bank then holding office and Jerry R. Engle, R.J. McConnell, and Frank A. Rogers shall continue to be and become the directors of the Surviving Institution, and the officers of Lincoln Bank then holding office and Jerry R. Engle and John B. Ditmars of First Bank shall continue to be and become the officers of the Surviving Institution, in each case subject to the Surviving Institution's charter and by-laws and applicable law as to the term and removal of directors and officers and subject to Lincoln Bank's right to change the titles of the officers of Lincoln Bank after the Effective Time of the Merger as specified in their respective Employment Agreements.

     4. Home Office. The home office and branch offices of Lincoln Bank immediately prior to the Merger shall continue to be the home office and branch offices of the Surviving Institution at the Effective Time of the Merger. The home office and branch offices of First Bank immediately prior to the Merger shall become branch offices of the Surviving Institution at the Effective Time of the Merger.

                                  Article IV.

                    Manner of Converting and Exchanging Stock

     1. Subject to the provisions of this Article IV, the manner of converting and exchanging the shares of the constituent corporations' stock at the Effective Time of the Merger shall be as follows:

     (a) Each of the 1,000 shares of common stock, $.01 par value per share of Lincoln Bank ("Lincoln Bank Common Stock"), outstanding immediately prior to the Effective Time of the Merger shall remain outstanding immediately after the Effective Time of the Merger.

     (b) Each of the __________ shares of the common stock, $100 par value per share, of First Bank (the "First Bank Common Stock") outstanding immediately prior to the Effective Time of the Merger shall, at the Effective Time of the Merger, be cancelled without consideration therefor.

     2. After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of First Bank or the Surviving Institution of any shares of First Bank Common Stock.

                                   Article V.

                                Effect of Merger

     From and after the Effective Time of the Merger, the Surviving Institution shall have all of the rights, privileges, powers, immunities and franchises (public and private) of each of the constituent corporations, and all property (real, personal, and mixed), all debts due on whatever account, and all other choses in action, of each of the constituent corporations. All interests of or belonging to or due to either of the constituent corporations shall thereupon be deemed to be transferred to and vested in the Surviving Institution without act or deed and no title to any real estate or any interest therein vested in either of the constituent corporations shall revert or be in any way impaired because of the Merger.

                                  Article VI.

                              Surviving Institution

     From and after the Effective Time of the Merger, the Surviving Institution shall be responsible for all obligations of each of the constituent corporations and each claim existing and each action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place, and the Surviving Institution may be substituted in the place of such constituent corporation. No right of any creditor of either constituent corporation and no lien upon the property of either constituent corporation shall be impaired by the Merger.

                                  Article VII.

                                Further Documents

     If at any time the Surviving Institution shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Institution the title to any property or rights of the constituent corporations, or otherwise to carry out the provisions hereof, the persons who were the proper officers and directors of the constituent corporations immediately prior to the Effective Time of the Merger (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in the Surviving Institution and otherwise to carry out the provisions hereof.

                                 Article VIII.

                              Effect of Termination

     In the event that this Agreement is terminated pursuant to Article IX of the Reorganization Agreement, the Merger provided for herein shall be abandoned automatically and without any further act or deed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement for Subsidiary Merger to be executed and attested to on their behalf by their officers thereunto duly authorized as of the day and year first written above.

LINCOLN BANK


By:
   --------------------------------------------------
      T. Tim Unger, Chairman and President


FIRST BANK


By:
   --------------------------------------------------
      Jerry R. Engle, President

                                                                       Exhibit C









                                     [DATE]



Lincoln Bancorp
501 Washington Street
Columbus, Indiana  47201

Ladies and Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of First Shares Bancorp, Inc., an Indiana corporation ("FSB"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Neither my entering into this letter agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate."

     Pursuant to the terms of the Agreement and Plan of Reorganization dated as of ____________, 2004, (the "Merger Agreement"), between Lincoln Bancorp, an Indiana corporation ("Lincoln"), FSB, Lincoln Bank, and First Bank, providing for the merger of FSB with and into Lincoln (the "Merger"), and as a result of the Merger, I may receive shares of common stock, without par value, of Lincoln (the "Lincoln Securities") and cash in exchange for the shares of common stock, $.01 par value per share, of FSB owned by me at the effective time of the Merger.

     I represent and warrant to Lincoln that in such event:

     A. I shall not make any sale, transfer or other disposition of the Lincoln Securities in violation of the Act and the Rules and Regulations.

     B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Lincoln Securities, to the extent I felt necessary, with my counsel and counsel for FSB.

     C. I have been advised that the issuance of Lincoln Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the shareholders of FSB, I may have been deemed to have been an affiliate of FSB and a distribution by me of Lincoln Securities has not been registered under the Act, the Lincoln Securities must be held by me indefinitely unless (i) a distribution of Lincoln Securities by me has been registered under the Act, (ii) a sale of Lincoln Securities by me is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Lincoln, some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the Lincoln Securities by me.

     D. I understand that Lincoln is under no obligation to register the sale, transfer or other disposition of Lincoln Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

     E. I also understand that stop transfer instructions will be given to Lincoln transfer agent with respect to Lincoln Securities and that there will be placed on the certificates for the Lincoln Securities, or any substitutes therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated __________, 2004, between the registered holder hereof and Lincoln Bancorp, a copy of which is on file with Lincoln Bancorp."

          F. I also understand that unless the transfer by me of my Lincoln Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Lincoln reserves the right to put the following legend on the certificates issued to my transferee:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the
                    Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Lincoln a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to Lincoln, to the effect that such legend is not required for purposes of the Act and, in any event, may be removed after one year following the Effective Time (as defined in the Merger Agreement) as long as Lincoln is then current in its filings under the Securities Exchange Act of 1934.

                                       Very truly yours,





                                       Printed:
                                               --------------------------------

Accepted this ____ day of __________, 2004 by: Printed:
                                                       ------------------------


LINCOLN BANCORP


By:
   --------------------------------------------------

Name:             T. Tim Unger
     ------------------------------------------------

Title:            Chairman and President
      -----------------------------------------------

                                                                       Exhibit D


                              EMPLOYMENT AGREEMENT

     This Agreement, made and dated as of __________, 2004, by and between Lincoln Bank, a federal savings bank ("Employer"), and Jerry R. Engle, a resident of Johnson County, Indiana ("Employee").

                               W I T N E S S E T H

     WHEREAS, Employee is employed by Employer as its Executive Vice President and Chief Operating Officer and has made valuable contributions to the profitability and financial strength of Employer;

     WHEREAS, Employer desires to encourage Employee to continue to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

     WHEREAS, Employee desires to be assured of a secure minimum compensation from Employer for his services over a defined term;

     WHEREAS, Employer desires to assure the continued services of Employee on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Employer or Lincoln Bancorp (the "Holding Company"), the Indiana corporation which owns all of the issued and outstanding capital stock of Employer;

     WHEREAS, Employer recognizes that when faced with a proposal for a change of control of Employer or the Holding Company, Employee will have a significant role in helping the Boards of Directors assess the options and advising the Boards of Directors on what is in the best interests of Employer, the Holding Company, and its shareholders, and it is necessary for Employee to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

     WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee by Employer as its Executive Vice President and Chief Operating Officer, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

     1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee as its Executive Vice President and Chief Operating Officer, and Employee accepts such employment.

     2. Employee agrees to serve as Executive Vice President and Chief Operating Officer of Employer and to perform such duties in those offices as may reasonably be assigned to him by Employer's Board of Directors; provided, however, that such duties shall be performed in or from the offices of Employer currently located at Greenwood, Indiana, and shall be of the same character as those previously performed by Employee and generally associated with the offices held by Employee. Employee shall render services to Employer as Executive Vice President and Chief Operating Officer of Employer in substantially the same manner and to substantially the same extent as Employee rendered his services to First Bank before the date hereof. While employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business during regular business hours and shall not engage in any other related business.

     3. It is anticipated that Employee shall be appointed to serve as President and Chief Executive Officer of Employer no later than December 31, 2005.

     4. During the term of this Agreement, Employer shall nominate the Employee to successive terms as a member of Employer's Board of Directors and shall use its best efforts to elect and re-elect Employee as a member of such Board and to cause Employee to be nominated, elected and re-elected as a member of Holding Company's Board of Directors. Employee shall receive additional compensation and benefits as are provided from time to time to any other member of Employer's Board of Directors who is also an officer of Employer, but the Employee acknowledges that currently there is no such additional compensation being paid and that there may never be any such additional compensation.

     5. The term of this Agreement shall begin on the date set forth above (the "Effective Date") and shall end on the date which is three years following such date; provided, however, that such term shall be extended automatically for an additional year on each anniversary of the Effective Date if Employer's Board of Directors determines by resolution that the performance of the Employee has met the Board's requirements and standards and that this Agreement should be extended prior to such anniversary of the Effective Date, unless either party hereto gives written notice to the other party not to so extend within ninety
(90) days prior to such anniversary, in which case no further automatic extension shall occur and the term of this Agreement shall end two years subsequent to the anniversary as of which the notice not to extend for an additional year is given (such term, including any extension thereof shall herein be referred to as the "Term"). Notwithstanding the foregoing, the Term may end earlier upon the occurrence of any event described in Section 9.

     In the event of termination pursuant to Section 5, subject to the occurrence of another event described in Section 9, compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 6, 7 and 8 hereof through and until the end of the remaining two years of the Term. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans.

     6. Employee shall receive an annual salary of $_______ ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Employee and thereby increases in his Base Compensation. Prior to a Change of Control, Employer may also declare decreases in the salary it pays Employee if the operating results of Employer are significantly less favorable than those for the fiscal year ending December 31, 2004, and Employer makes similar decreases in the salary it pays to other executive officers of Employer. After a Change in Control, Employer shall consider and declare salary increases based upon the following standards:


         Inflation;


         Adjustments to the salaries of other senior management personnel; and


         Past performance of Employee and the contribution which Employee makes to the business and profits of Employer during the Term.

Any and all increases or decreases in Employee's salary pursuant to this Section shall cause the level of Base Compensation to be increased or decreased by the amount of each such increase or decrease for purposes of this Agreement. The increased or decreased level of Base Compensation as provided in this Section shall become the level of Base Compensation for the remainder of the Term of this Agreement until there is a further increase or decrease in Base Compensation as provided herein.

     7. So long as Employee is employed by Employer pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement, and compensation plans available to any management employee of Employer, consistent with his Base Compensation and his positions as Executive Vice President and Chief Operating Officer of Employer, including, without limitation, Employer's or the Holding Company's pension plan, 401(k) plan, Stock Option Plan, Recognition and Retention Plan and Trust, Employee Stock Ownership Plan, and hospitalization, disability and group life insurance plans, each of which Employer agrees to continue in effect on terms no less favorable than those currently in effect as of the date hereof (as permitted by law) during the Term of this Agreement unless prior to a Change of Control the operating results of Employer are significantly less favorable than those for the fiscal year ending December 31, 2004, and unless (either before or after a Change of Control) changes in the accounting, legal, or tax treatment of such plans would adversely affect Employer's operating results or financial condition in a material way, and the Board of Directors of Employer or the Holding Company concludes that modifications to such plans need to be made to avoid such adverse effects. However, Employer may freeze or terminate the Lincoln Bank Financial Institutions Retirement Fund without violating its obligations contained in this Agreement, nor shall Employer be obligated to provide a replacement plan or benefit of equivalent value.

     In addition to the foregoing, a nonqualified stock option for a total of seventy thousand (70,000) shares of Common Stock of Lincoln Bancorp shall be granted to Employee as of the Effective Date. The option price shall be one hundred percent (100%) of the fair market value of one (1) share of Common Stock of Lincoln Bancorp as of the Effective Date as determined in accordance with the Lincoln Bancorp Stock Option Plan, such option may not be exercised more than ten (10) years from the date of this grant, and such option shall otherwise be subject in all respects to the terms and conditions of the Lincoln Bancorp Stock Option Plan.

     8. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. Employee shall attend, upon the prior approval of Employer's Board of Directors, those professional meetings, conventions, and/or similar functions that he deems appropriate and useful for purposes of keeping abreast of current developments in the industry and/or promoting the interests of Employer. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employer shall continue in effect vacation policies applicable to Employee no less favorable from his point of view than those written vacation policies in effect on the date hereof. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to office space and working conditions no less favorable than were in effect for him on the date hereof.

     9. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in subsections 11(A), 11(B), 11(C) and 11(D) hereof, Employee's employment by Employer may be terminated prior to the expiration of the Term of this Agreement as follows:

          (A) Employer, by action of its Board of Directors and upon written notice to Employee, may terminate Employee's employment with Employer immediately for cause. For purposes of this subsection 9(A), "cause" shall be defined as (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, (vi) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (vii) any material breach of any provision of this Agreement.

          (B) Employer, by action of its Board of Directors may terminate Employee's employment with Employer without cause at any time; provided, however, that the "date of termination" for purposes of determining benefits payable to Employee under subsection 10(B) hereof shall be the date which is 60 days after Employee receives written notice of such termination.

          (C) Employee, by written notice to Employer, may terminate his employment with Employer immediately for cause. For purposes of this subsection 9(C), "cause" shall be defined as (i) any action by Employer's Board of Directors to remove the Employee as Executive Vice President or Chief Operating Officer of Employer, except for title changes contemplated by this Agreement and other promotions, if any, and except where the Employer's Board of Directors properly acts to remove Employee from such office for "cause" as defined in subsection 9(A) hereof, (ii) any action by Employer's Board of Directors to materially limit, increase, or modify

     Employee's duties and/or authority as Executive Vice President and Chief Operating Officer of Employer, except for changes commensurate with title changes contemplated by this Agreement or other promotions, if any, (iii) any failure of Employer to obtain the assumption of the obligation to perform this Agreement by any successor or the reaffirmation of such obligation by Employer, as contemplated in Section 22 hereof; (iv) Holding Company's failure to use its best efforts to cause Employer to convert from a federal savings bank to an Indiana commercial state bank no later than one year after the Effective Time; or (v) any material breach by Employer of a term, condition or covenant of this Agreement. Employer's failure to appoint Employee to serve as President and Chief Executive Officer of Employer no later than December 31, 2005 shall not constitute a material breach of this Agreement.

          (D) Employee, upon sixty (60) days written notice to Employer, may terminate his employment with Employer without cause.

          (E) Employee's employment with Employer shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive One Hundred Eighty (180) day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

     10. In the event of termination of Employee's employment with Employer pursuant to Section 9 hereof, compensation shall continue to be paid by Employer to Employee as follows:

          (A) In the event of termination pursuant to subsection 9(A) or 9(D), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 6, 7 and 8 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any notice of termination pursuant to subsection 9(A) shall be no later than the last business day of the month in which such notice is provided to Employee.

          (B) In the event of termination pursuant to subsection 9(B) or 9(C), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 6, 7 and 8 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. In addition, Employee shall be entitled to continue to receive from Employer his Base Compensation at the rates in effect at the time of termination (1) for three additional l2-month periods if the termination follows a Change of Control or (2) for the remaining Term of the Agreement, but not less than six (6) months, if the termination does not follow a Change of Control. In addition, during such periods and except as otherwise specifically provided herein, Employer will maintain in full force and effect for the continued benefit of Employee each employee welfare benefit plan and each employee pension benefit plan (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) in which Employee was entitled to participate immediately prior to the date of his termination unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any employee welfare benefit plan or employee pension benefit plan of Employer do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. For purposes of this Agreement, a "Change of Control" shall mean an acquisition of "control" of the Holding Company or of Employer within the meaning of 12 C.F.R. ss.574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its subsidiaries). Notwithstanding anything to the contrary in the foregoing, any benefits payable under this subsection 8(B) shall be subject to the limitations on severance benefits set forth in
     Section 310 of the OTS Thrift Activities Bulletin, as in effect on the Effective Date.

          (C)  In  the  event  of  termination   pursuant  to  subsection  9(E),
     compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 6, 7 and 8 hereof, (i) in the event of Employee's death, through the date of death, or (ii) in the event of Employee's disability, through the date of proper notice of disability as required by subsection 9(E). Any benefits payable under insurance, health, retirement and bonus plans as a result of Employer's participation in such plans through such date shall be paid when due under those plans.

          (D) Employer will permit Employee or his personal representative(s) or heirs, during a period of three months following Employee's termination of employment by Employer for the reasons set forth in subsections 9(B), (C) or (E), if such termination follows a Change of Control, to require Employer, upon written request, to purchase all outstanding stock options previously granted to Employee under any Holding Company stock option plan then in effect whether or not such options are then exercisable at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares. For purposes of this Agreement, the term "fair market value" shall mean the higher of (1) the average of the highest asked prices for Holding Company shares in the over-the-counter market as reported on the NASDAQ system if the shares are traded on such system for the 30 business days preceding such termination, or (2) the average per share price actually paid for the most highly priced 1% of the Holding Company shares acquired in connection with the Change of Control of the Holding Company by any person or group acquiring such control.

     11. In order to induce Employer to enter into this Agreement, Employee hereby agrees as follows:

          (A) While Employee is employed by Employer and for a period of three years after termination of such employment, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODE ss. 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, since such trade secrets and confidential information are confidential and shall at all times remain the property of Employer.

          (B)  For a  period  of  two  years  after  termination  of  Employee's employment by Employer for reasons other than those set forth in subsections 9(B) or (C) of this Agreement, Employee shall not directly or indirectly provide banking or bank-related services to or solicit the banking or bank-related business of any customer of Employer at the time of such provision of services or solicitation which Employee served either alone or with others while employed by Employer in any city, town, borough, township, village or other place in which Employee performed services for Employer while employed by it, or assist any actual or potential competitor of Employer to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place. Notwithstanding the foregoing, the period for application of this restriction in subsection 11(B) shall be reduced from two years to six months following termination of Employee's employment: (i) in the event of termination under Section 5 if Employer provides the notice not to extend for an additional year or (ii) if Employer fails to appoint Employee as President and Chief Executive Officer of Employer by December 31, 2005.

          (C) While Employee is employed by Employer and for a period of one year after termination of Employee's employment by Employer for reasons other than those set forth in subsections 9(B) or (C) of this Agreement, Employee shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business which competes with the business of Employer as conducted during Employee's employment by Employer if Employee's office with the competing business is within a radius of twenty-five (25) miles of Employer's Greenwood office or within twenty-five (25) miles of Employer's main office. (Notwithstanding the foregoing, ownership of less than 2% of a class of publicly held securities in any corporation shall not violate the provisions of this subsection (C).) Furthermore, notwithstanding the foregoing, the period for application of this restriction in subsection 11(C) shall be reduced from one year to six months following termination of Employee's employment: (i) in the event of termination under Section 5 if Employer provides the notice not to extend for an additional year or (ii) if Employer fails to appoint Employee as President and Chief Executive Officer of Employer by December 31, 2005.

          (D) If Employee's employment by Employer is terminated hereunder for any reason, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

If Employee's employment by Employer is terminated during the Term of this Agreement for reasons set forth in subsections 9(B) or (C) of this Agreement, Employee shall have no obligations to Employer with respect to the noncompetition provisions under this Section 11.

     12. Any termination of Employee's employment with Employer as contemplated by Section 9 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to subsections 9(A), 9(C) or 9(E) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     13. If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) or (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     14. If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under section 8(e)(4) or
(g)(1) of the  Federal  Deposit  Insurance  Act (12  U.S.C.  ss.  1818(e)(4)  or
(g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties to the Agreement shall not be affected.

     15. If Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of Employer or Employee.

     16. All obligations under this Agreement shall be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Employer: (i) by the Director of the Office of Thrift Supervision or his or her designee (the "Director"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director at the time the Director approves a supervisory merger to resolve problems related to operation of Employer or when Employer is determined by the Director to be in an unsafe and unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     17. Anything in this Agreement to the contrary notwithstanding, in the event that the Employer's independent public accountants determine that any payment by the Employer to or for the benefit of the Employee, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by the Employer for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to or for the benefit of the Employee pursuant to this Agreement shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 17, the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be non-deductible by the Employer because of Section 280G of the Code. Any payments made to Employee pursuant to this Agreement or otherwise, are subject to and conditional upon their compliance with 12 U.S.C. ss.1828(k) and FDIC regulation 12 C.F.R. Part 359 (Golden Parachute and Indemnification Payments) and any other regulations promulgated thereunder, to the extent applicable to such parties.

     18. If a dispute arises  regarding the termination of Employee  pursuant to
Section 9 hereof or as to the interpretation or enforcement of this Agreement and Employee obtains a final judgment in his favor in a court of competent jurisdiction or his claim is settled by Employer prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by Employer, to the extent permitted by law.

     19. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

     20. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:   Jerry R. Engle
                           345 South Oakwood Drive
                           Greenwood, IN 46142

         If to Employer:   Lincoln Bank
                           1121 E. Main Street
                           P.O. Box 510
                           Plainfield, Indiana   46168-0510

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     21. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, except as otherwise required by mandatory operation of federal law.

     22. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Employee to terminate his employment with Employer pursuant to subsection 9(C) hereof. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

     23. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     24. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

     25. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     26. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 19 and Section 22 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 19 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.

     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the day and year first above set forth.

                            LINCOLN BANK


                            By:
                            -----------------------------------------------
                            T. Tim Unger, President

                            "Employer"


                            -----------------------------------------------
                            Jerry R. Engle

                            "Employee"


     The undersigned, Lincoln Bancorp, sole shareholder of Employer, agrees that if it shall be determined for any reason that any obligations on the part of Employer to continue to make any payments due under this Agreement to Employee is unenforceable for any reason, Lincoln Bancorp, agrees to honor the terms of this Agreement and continue to make any such payments due hereunder to Employee pursuant to the terms of this Agreement.

     During Employee's active employment by Employer, Lincoln Bancorp shall nominate Employee to successive terms as a member of Lincoln Bancorp's Board of Directors and as Lincoln Bancorp's Vice Chairman. Lincoln Bancorp shall use its best efforts to elect and re-elect Employee as a member of such Board and Vice Chairman. While serving as the Vice Chairman of Lincoln Bancorp and as a director of Lincoln Bancorp, Employee shall be entitled to the same benefits and compensation for services as provided to the Chairman and other employee directors of Lincoln Bancorp.

     Furthermore, it is anticipated that following retirement of the current President and Chief Executive Officer of Lincoln Bancorp, Employee shall then be appointed to the positions of President and Chief Executive Officer of Lincoln Bancorp.

                             LINCOLN BANCORP


                             By:
                             -----------------------------------------
                             T. Tim Unger, President

                                                                       Exhibit E



                              EMPLOYMENT AGREEMENT

     This Agreement, made and dated as of __________, 2004, by and between Lincoln Bank, a federal savings bank ("Employer"), and John B. Ditmars, a resident of Johnson County, Indiana ("Employee").

                               W I T N E S S E T H

     WHEREAS, Employee is employed by Employer as its Senior Vice President and has made valuable contributions to the profitability and financial strength of Employer;

     WHEREAS, Employer desires to encourage Employee to continue to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

     WHEREAS, Employee desires to be assured of a secure minimum compensation from Employer for his services over a defined term;

     WHEREAS, Employer desires to assure the continued services of Employee on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Employer or Lincoln Bancorp (the "Holding Company"), the Indiana corporation which owns all of the issued and outstanding capital stock of Employer;

     WHEREAS, Employer recognizes that when faced with a proposal for a change of control of Employer or the Holding Company, Employee will have a significant role in helping the Boards of Directors assess the options and advising the Boards of Directors on what is in the best interests of Employer, the Holding Company, and its shareholders, and it is necessary for Employee to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

     WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee by Employer as its Senior Vice President, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

     1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee as its Senior Vice President, and Employee accepts such employment.

     2. Employee agrees to serve as Senior Vice President of Employer and to perform such duties in that office as may reasonably be assigned to him by Employer's Board of Directors; provided, however, that such duties shall be performed in or from the offices of Employer currently located at Greenwood, Indiana, and shall be of the same character as those previously performed by Employee and generally associated with the office held by Employee. Employee shall render services to Employer as its Senior Vice President, in substantially the same manner and to substantially the same extent as Employee rendered his services to First Bank before the date hereof. While employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business during regular business hours and shall not engage in any other related business.

     3. The term of this Agreement shall begin on the date set forth above (the "Effective Date") and shall end on the date which is two years following such date; provided, however, that such term shall be extended automatically for an additional year on each anniversary of the Effective Date if Employer's Board of Directors determines by resolution that the performance of the Employee has met the Board's requirements and standards and that this Agreement should be extended prior to such anniversary of the Effective Date, unless either party hereto gives written notice to the other party not to so extend within ninety
(90) days prior to such anniversary, in which case no further automatic extension shall occur and the term of this Agreement shall end one year subsequent to the anniversary as of which the notice not to extend for an additional year is given (such term, including any extension thereof shall herein be referred to as the "Term"). Notwithstanding the foregoing, the Term may end earlier upon the occurrence of any event described in Section 7.

     In the event of termination pursuant to Section 3, subject to the occurrence of another event described in Section 7, compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 4, 5 and 6 hereof through and until the end of the remaining one year of the Term. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans.

     4. Employee shall receive an annual salary of $_______ ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Employee and thereby increases in his Base Compensation. Prior to a Change of Control, Employer may also declare decreases in the salary it pays Employee if the Operating results of Employer are significantly less favorable than those for the fiscal year ending December 31, 2004, and Employer makes similar decreases in the salary it pays to other executive officers of Employer. After a Change in Control, Employer shall consider and declare salary increases based upon the following standards:

         Inflation;


         Adjustments to the salaries of other senior management personnel; and


         Past performance of Employee and the contribution which Employee makes to the business and profits of Employer during the Term.

Any and all increases or decreases in Employee's salary pursuant to this Section shall cause the level of Base Compensation to be increased or decreased by the amount of each such increase or decrease for purposes of this Agreement. The increased or decreased level of Base Compensation as provided in this Section shall become the level of Base Compensation for the remainder of the Term of this Agreement until there is a further increase or decrease in Base Compensation as provided herein.

     5. So long as Employee is employed by Employer pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement, and compensation plans available to any management employee of Employer, consistent with his Base Compensation and his positions as Senior Vice President of Employer including, without limitation, Employer's or the Holding Company's pension plan, 401(k) plan, Stock Option Plan, Recognition and Retention Plan and Trust, Employee Stock Ownership Plan, and hospitalization, disability and group life insurance plans, each of which Employer agrees to continue in effect on terms no less favorable than those currently in effect as of the date hereof (as permitted by law) during the Term of this Agreement unless prior to a Change of Control the operating results of Employer are significantly less favorable than those for the fiscal year ending December 31, 2004, and unless (either before or after a Change of Control) changes in the accounting, legal, or tax treatment of such plans would adversely affect Employer's operating results or financial condition in a material way, and the Board of Directors of Employer or the Holding Company concludes that modifications to such plans need to be made to avoid such adverse effects. However, Employer may freeze or terminate the Lincoln Bank Financial Institutions Retirement Fund without violating its obligations contained in this Agreement, nor shall Employer be obligated to provide a replacement plan or benefit of equivalent value.

     In addition to the foregoing, a nonqualified stock option for a total of twenty thousand (20,000) shares of Common Stock of Lincoln Bancorp shall be granted to Employee as of the Effective Date. The option price shall be one hundred percent (100%) of the fair market value of one (1) share of Common Stock of Lincoln Bancorp as of the Effective Date, as determined in accordance with the Lincoln Bancorp Stock Option Plan, such option may not be exercised more than ten (10) years from the date of this grant, and such option shall otherwise be subject in all respects to the terms and conditions of the Lincoln Bancorp Stock Option Plan.

     6. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employer shall continue in effect vacation policies applicable to Employee no less favorable from his point of view than those written vacation policies in effect on the date hereof. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to office space and working conditions no less favorable than were in effect for him on the date hereof.

     7. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in subsections 9(A), 9(B), 9(C) and 9(D) hereof, Employee's employment by Employer may be terminated prior to the expiration of the Term of this Agreement as follows:

          (A) Employer, by action of its Board of Directors and upon written notice to Employee, may terminate Employee's employment with Employer immediately for cause. For purposes of this subsection 7(A), "cause" shall be defined as (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, (vi) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (vii) any material breach of any provision of this Agreement.

          (B) Employer, by action of its Board of Directors may terminate Employee's employment with Employer without cause at any time; provided, however, that the "date of termination" for purposes of determining benefits payable to Employee under subsection 8(B) hereof shall be the date which is 60 days after Employee receives written notice of such termination.

          (C) Employee, by written notice to Employer, may terminate his employment with Employer immediately for cause. For purposes of this subsection 7(C), "cause" shall be defined as (i) any action by Employer's Board of Directors to remove the Employee as Senior Vice President of Employer, except for title changes in connection with promotions, if any, and except where the Employer's Board of Directors properly acts to remove Employee from such office for "cause" as defined in subsection 7(A) hereof,
     (ii) any action by Employer's Board of Directors to materially limit, increase, or modify Employee's duties and/or authority as Senior Vice President of Employer, except for changes commensurate with title changes in connection with promotions, if any, (iii) any failure of Employer to obtain the assumption of the obligation to perform this Agreement by any successor or the reaffirmation of such obligation by Employer, as contemplated in Section 20 hereof; (iv) Holding Company's failure to use its best efforts to cause Employer to convert from a federal savings bank to an Indiana commercial state bank no later than one year after the Effective Time; or (v) any material breach by Employer of a term, condition or covenant of this Agreement.

          (D) Employee, upon sixty (60) days written notice to Employer, may terminate his employment with Employer without cause.

          (E) Employee's employment with Employer shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive One Hundred Eighty (180) day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

     8. In the event of termination of Employee's employment with Employer pursuant to Section 7 hereof, compensation shall continue to be paid by Employer to Employee as follows:

          (A) In the event of termination pursuant to subsection 7(A) or 7(D), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 4, 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any notice of termination pursuant to subsection 7(A) shall be no later than the last business day of the month in which such notice is provided to Employee.

          (B) In the event of termination pursuant to subsection 7(B) or 7(C), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 4, 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. In addition, Employee shall be entitled to continue to receive from Employer his Base Compensation at the rates in effect at the time of termination (1) for three additional l2-month periods if the termination follows a Change of Control or (2) for the remaining Term of the Agreement, but not less than six (6) months, if the termination does not follow a Change of Control. In addition, during such periods and except as otherwise specifically provided herein, Employer will maintain in full force and effect for the continued benefit of Employee each employee welfare benefit plan and each employee pension benefit plan (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) in which Employee was entitled to participate immediately prior to the date of his termination unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any employee welfare benefit plan or employee pension benefit plan of Employer do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. For purposes of this Agreement, a "Change of Control" shall mean an acquisition of "control" of the Holding Company or of Employer within the meaning of 12 C.F.R. ss.574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its subsidiaries). Notwithstanding anything to the contrary in the foregoing, any benefits payable under this subsection 8(B) shall be subject to the limitations on severance benefits set forth in
     Section 310 of the OTS Thrift Activities Bulletin, as in effect on the Effective Date.

          (C)  In  the  event  of  termination   pursuant  to  subsection  7(E),
     compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 4, 5 and 6 hereof, (i) in the event of Employee's death, through the date of death, or (ii) in the event of Employee's disability, through the date of proper notice of disability as required by subsection 7(E). Any benefits payable under insurance, health, retirement and bonus plans as a result of Employer's participation in such plans through such date shall be paid when due under those plans.

          (D) Employer will permit Employee or his personal representative(s) or heirs, during a period of three months following Employee's termination of employment by Employer for the reasons set forth in subsections 7(B) or
     (C), if such termination follows a Change of Control, to require Employer, upon written request, to purchase all outstanding stock options previously granted to Employee under any Holding Company stock option plan then in effect whether or not such options are then exercisable at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares. For purposes of this Agreement, the term "fair market value" shall mean the higher of (1) the average of the highest asked prices for Holding Company shares in the over-the-counter market as reported on the NASDAQ system if the shares are traded on such system for the 30 business days preceding such termination, or (2) the average per share price actually paid for the most highly priced 1% of the Holding Company shares acquired in connection with the Change of Control of the Holding Company by any person or group acquiring such control.

     9. In order to induce Employer to enter into this Agreement, Employee hereby agrees as follows:

          (A) While Employee is employed by Employer and for a period of three years after termination of such employment, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODE ss. 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, since such trade secrets and confidential information are confidential and shall at all times remain the property of Employer.

          (B)  For a  period  of  two  years  after  termination  of  Employee's employment by Employer for reasons other than those set forth in subsections 7(B) or (C) of this Agreement, Employee shall not directly or indirectly provide banking or bank-related services to or solicit the banking or bank-related business of any customer of Employer at the time of such provision of services or solicitation which Employee served either alone or with others while employed by Employer in any city, town, borough, township, village or other place in which Employee performed services for Employer while employed by it, or assist any actual or potential competitor of Employer to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place. Notwithstanding the foregoing, the period for application of this restriction in subsection 9(B) shall be reduced from two years to six months following termination of Employee's employment: (i) in the event of termination under Section 3 if Employer provides the notice not to extend for an additional year; (ii) if Employer fails to appoint Jerry R. Engle as President and Chief Executive Officer of Employer by December 31, 2005; or
     (iii) if Jerry R. Engle's employment with Employer has been terminated without cause by Employer or with cause by Jerry R. Engle, as described in the separate employment agreement between Jerry R. Engle and Employer.

          (C) While Employee is employed by Employer and for a period of one year after termination of Employee's employment by Employer for reasons other than those set forth in subsections 7(B) or (C) of this Agreement, Employee shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business which competes with the business of Employer as conducted during Employee's employment by Employer if Employee's office with the competing business is within a radius of twenty-five (25) miles of Employer's main office or within a radius of twenty-five (25) miles of Employer's Greenwood office. (Notwithstanding the foregoing, ownership of less than 2% of a class of publicly held securities in any corporation shall not violate the provisions of this subsection (C).) Furthermore, notwithstanding the foregoing, the period for application of this restriction in subsection 9(C) shall be reduced from one year to six months following termination of Employee's employment: (i) in the event of termination under Section 3 if Employer provides the notice not to extend for an additional year; (ii) if Employer fails to appoint Jerry R. Engle as President and Chief Executive Officer of Employer by December 31, 2005; or (iii) if Jerry R. Engle's employment with Employer has been terminated without cause by Employer or with cause by Jerry R. Engle, as described in the separate employment agreement between Jerry R. Engle and Employer.

          (D) If Employee's employment by Employer is terminated hereunder for any reason, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

If Employee's employment by Employer is terminated during the Term of this Agreement for reasons set forth in subsections 7(B) or (C) of this Agreement, Employee shall have no obligations to Employer with respect to the noncompetition provisions under this Section 9.

     10. Any termination of Employee's employment with Employer as contemplated by Section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to subsections 7(A), 7(C) or 7(E) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     11. If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) or (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     12. If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under section 8(e)(4) or
(g)(1) of the  Federal  Deposit  Insurance  Act (12  U.S.C.  ss.  1818(e)(4)  or
(g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties to the Agreement shall not be affected.

     13. If Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of Employer or Employee.

     14. All obligations under this Agreement shall be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Employer: (i) by the Director of the Office of Thrift Supervision or his or her designee (the "Director"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director at the time the Director approves a supervisory merger to resolve problems related to operation of Employer or when Employer is determined by the Director to be in an unsafe and unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     15. Anything in this Agreement to the contrary notwithstanding, in the event that the Employer's independent public accountants determine that any payment by the Employer to or for the benefit of the Employee, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by the

Employer for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to or for the benefit of the Employee pursuant to this Agreement shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 15, the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be non-deductible by the Employer because of Section 280G of the Code. Any payments made to Employee pursuant to this Agreement or otherwise, are subject to and conditional upon their compliance with 12 U.S.C. ss.1828(k) and FDIC regulation 12 C.F.R. Part 359 (Golden Parachute and Indemnification Payments) and any other regulations promulgated thereunder, to the extent applicable to such parties.

     16. If a dispute arises  regarding the termination of Employee  pursuant to
Section 7 hereof or as to the interpretation or enforcement of this Agreement and Employee obtains a final judgment in his favor in a court of competent jurisdiction or his claim is settled by Employer prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by Employer, to the extent permitted by law.

     17. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

     18. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:   John B. Ditmars
                           86 East SR 144
                           Franklin, IN 46131

         If to Employer:   Lincoln Bank
                           1121 E. Main Street
                           P.O. Box 510
                           Plainfield, Indiana   46168-0510

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     19. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, except as otherwise required by mandatory operation of federal law.

     20. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Employee to terminate his employment with Employer pursuant to subsection 7(C) hereof. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

     21. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     22. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

     23. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     24. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 17 and Section 20 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 17 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.

     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the day and year first above set forth.

                                     LINCOLN BANK


                                     By:
                                     --------------------------------------
                                     T. Tim Unger, President

                                     "Employer"


                                     --------------------------------------
                                     John B. Ditmars
                                     "Employee"

     The undersigned, Lincoln Bancorp, sole shareholder of Employer, agrees that if it shall be determined for any reason that any obligations on the part of Employer to continue to make any payments due under this Agreement to Employee is unenforceable for any reason, Lincoln Bancorp, agrees to honor the terms of this Agreement and continue to make any such payments due hereunder to Employee pursuant to the terms of this Agreement.

                                      LINCOLN BANCORP


                                      By:
                                      --------------------------------------
                                      T. Tim Unger, President

                                                                       Exhibit F



                        TERMINATION AND RELEASE AGREEMENT


     THIS  TERMINATION  AND  RELEASE  AGREEMENT  (the  "Agreement")  is made and
entered   into   by   and   between   Lincoln   Bank   ("Lincoln    Bank")   and
__________________________________ ("Employee") (collectively, the "Parties").

     The Parties agree as follows:

     1. Employee hereby voluntarily terminates employment with Lincoln Bank and its predecessor, First Bank ("First Bank"), effective _____________, 200__.

     2. In consideration of the agreements and promises made by Employee in this Agreement, Lincoln Bank shall pay to Employee the sum of $ ___________________, less usual and customary withholding and deductions. Lincoln Bank shall have no other continued liability to Employee for any compensation, bonuses, or benefits of employment, other than any benefits which accrued and became vested on or before the effective date of Employee's termination, under any employee medical or dental benefit plan of Lincoln Bank or First Bank, or any employee pension benefit plan of Lincoln Bank or First Bank, but which, under the applicable plan document, are not payable until after such effective date.

     3. Employee specifically agrees that Lincoln Bank has complied with all of its notification requirements under COBRA, and Lincoln Bank confirms Employee may elect COBRA continuation coverage by timely returning the appropriate election form and making the necessary premium payment.

     4. In consideration of the agreements and promises made by Lincoln Bank in this Agreement, Employee hereby RELEASES AND FOREVER DISCHARGES Lincoln Bank and its affiliates, and their respective owners, officers, directors, agents, attorneys, and employees, from any and all claims, demands, liabilities, actions, or causes of action which Employee had, has, or may have on account of, arising out of, or related to: (a) Employee's employment with Lincoln Bank or First Bank or the termination of Employee's employment, including, without limitation, any and all claims, demands, liabilities, actions, or causes of action arising under the federal Fair Labor Standards Act of 1938, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act of 1990, the common law of the State of Indiana, the laws of the State of Indiana governing employment discrimination and civil rights, any and all other statutes of the State of Indiana, and any and all other federal, state, or local laws; and (b) all other matters occurring prior to the date of this Agreement.

     5. This Agreement is made and entered into solely for the purpose of terminating Employee's employment with Lincoln Bank on an amicable and certain basis and does not in any way constitute, and shall not be construed to constitute, an admission of liability of any sort on the part of either of the Parties.

     6. Each of the agreements and promises contained in this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, agents, and successors in interest to each of the Parties.

     7. This Agreement represents the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter of this Agreement.

     8. Each provision and covenant of this Agreement is severable. If any court or other governmental body of competent jurisdiction shall conclude that any provision or individual covenant of this Agreement is invalid or unenforceable, such provision or individual covenant shall be deemed ineffective to the extent of such unenforceability without invalidating the remaining provisions and covenants of this Agreement.

     9. This Agreement shall be interpreted in accordance with the laws of the State of Indiana.

     10. Employee expressly agrees and acknowledges as follows: (1) that Employee understands the terms and conditions of this Agreement; (2) that Employee has knowingly and voluntarily entered into this Agreement; (3) that Employee has been advised in writing to consult an attorney in connection with reviewing and entering into this Agreement; (4) that Employee has been advised in writing that Employee may take as long as 21 days to review and consider this Agreement before signing it; (5) and that this Agreement, when signed by Lincoln Bank and Employee, shall be legally binding upon the Parties, as well as upon their heirs, assigns, executors, administrators, agents, and successors in interest.

     11. Employee may revoke this Agreement by giving written notice to Lincoln Bank of such revocation at any time prior to seven days following the date this Agreement is signed by the Parties, and this Agreement shall not become effective or enforceable until the end of such seven day revocation period.

     WHEREFORE, intending to be legally bound to each and all of the terms of this Termination and Release Agreement, the Parties hereby execute this Agreement this ____ day of ___________, 200__.

CAUTION:                                    Lincoln Bank
READ BEFORE SIGNING


________________________________            By:___________________________
"Employee"                                  Its:___________________________

                                            "Lincoln Bank"

                                                                       Exhibit G



                                [B&T Letterhead]








                                                       -------------------------




First Shares Bancorp, Inc.
996 South State Road 135
Greenwood, Indiana  46143

Re:      Merger of First Shares Bancorp, Inc. with and into Lincoln Bancorp

Gentlemen:

     We have acted as counsel to Lincoln Bancorp, an Indiana corporation ("Lincoln"), and Lincoln Bank, a federal savings bank and wholly-owned subsidiary of Lincoln ("Lincoln Bank," and together with Lincoln, the "Lincoln Entities") in connection with the preparation, execution, and delivery of that certain Agreement and Plan of Reorganization dated March ___, 2004 (the "Merger Agreement"), by and between Lincoln, Lincoln Bank, First Shares Bancorp, Inc., an Indiana corporation ("FSB"), and First Bank, an Indiana commercial bank ("First Bank"), pursuant to which FSB will be merged with and into Lincoln effective as of ____________ (the "Effective Date"), and pursuant to which First Bank will be merged with and into Lincoln Bank effective as of the Effective Date. We have been asked to furnish this opinion to you on behalf of Lincoln in connection with the Merger Agreement and pursuant to Section 7.02(c) of the Merger Agreement.

     Unless separately defined herein, the capitalized words and phrases used herein shall have the meanings ascribed to them in the Merger Agreement.

     In  connection  with the  foregoing,  we have been  provided  with and have
reviewed  originals  or  copies,   certified  or  otherwise  identified  to  our
satisfaction, of the following documents:

          A.   The Merger Agreement.

          B. The Articles of Merger, with related Plan of Merger, respecting the merger of FSB with and into Lincoln.

          C. The Articles of Combination and Articles of Merger respecting the merger of First Bank with and into Lincoln Bank.

          D. The Merger Agreement for Subsidiary Merger between Lincoln Bank and First Bank dated March ___, 2004.

          E. The Employment Agreements between Lincoln Bank and Jerry R. Engle and John B. Ditmars.

          F. The Articles of Incorporation and Code of By-laws of Lincoln and all amendments thereto.

          G. The Charter and By-laws of Lincoln Bank and all amendments thereto (together with the Articles of Incorporation and Code of By- laws of Lincoln, the "Lincoln Entities Organizational Documents").

          H.   A  Certificate  of Existence  from the Office of the Secretary of
               State of the State of Indiana for Lincoln dated             .
                                                                ----------

          I. A Certificate of Good Standing respecting Lincoln Bank issued by the Office of Thrift Supervision.

          J. Resolutions adopted by the Board of Directors of Lincoln and Lincoln Bank, the shareholders of Lincoln, and the sole shareholder of Lincoln Bank, each authorizing the transactions contemplated by the Merger Agreement.

          K. Such other documents and instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth herein.

The documents referred to in Paragraphs A through D above are sometimes referred to collectively herein as the "Transaction Documents."

     For purposes of this opinion, we have examined the above documents and have made such examination of Indiana law and the laws of the United States as we have deemed necessary and appropriate. We have relied upon the above documents as to matters of fact. We have not independently checked or verified the accuracy or completeness of the information set forth or certified in such documents.

     In connection with this opinion, we advise you that we have not made any special examination of and are not expressing any opinion regarding the affairs or financial condition of the Lincoln Entities except as otherwise expressly stated herein.

     Except as otherwise expressly stated herein, this opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations or warranties which may be or have been made to you in connection with the Transaction Documents or any other instrument and agreement contemplated by the Transaction Documents or on any other matters, legal or otherwise, not specifically covered herein. In examining the above listed items, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. In addition, in making our examination of the documents described herein which have been executed by parties other than directors and officers of the Lincoln Entities, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity and binding effect of all such documents on such other parties.

     As to certain facts material to our opinion which we did not independently establish or verify, we have been furnished with, and have relied upon (i) certificates of officers and other representatives of the Lincoln Entities delivered to us in connection with this opinion (the "Officer's Certificates"),
(ii) information concerning the stock records of the Lincoln Entities, and (iii) the representations and warranties of Lincoln set forth in the Merger Agreement. With respect to matters relating to the organization and existence of Lincoln addressed in the first paragraph below, we have obtained and relied upon a Certificate of Existence from the Office of the Indiana Secretary of State for Lincoln, and with respect to matters relating to the organization and existence of Lincoln Bank addressed in the second paragraph below, we have obtained and relied upon a Certificate of Good Standing respecting Lincoln Bank issued by the Office of Thrift Supervision. Other than as specifically set forth herein, it is understood that we have not undertaken any independent investigation to determine the existence or absence of such facts.

     As used herein, "to our knowledge" or words or phrases of similar import shall mean (i) we have relied, without any independent investigation or inquiry, solely upon the Officer's Certificates, and (ii) during the course of our representation of the Lincoln Entities, no information that would give us current actual knowledge of the inaccuracy of such statement has come within the conscious awareness of lawyers in our office who are actively involved in negotiating the Transaction Documents or preparing documents in furtherance of the transaction which is the subject of the Transaction Documents. Information shall not be deemed to be within our knowledge if such information might have been revealed if there had been undertaken a canvass of all lawyers within this Firm or a general search of the Firm's files.

     We are qualified to practice law only in the State of Indiana and we do not purport to be experts on, or to express an opinion herein concerning, the laws of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions in the State of Indiana. For purposes of rendering this opinion, we have assumed that all matters of law relevant to the Transaction Documents and the transactions contemplated thereby will be governed by the laws of the State of Indiana and the federal laws of the United States. We express no opinion as to state or federal securities or tax laws.

     For purposes of this opinion, we also have assumed the following: (i) the legal capacity of natural persons; (ii) that FSB and First Bank are duly organized and validly existing; (iii) that the conduct of all of the parties to the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents has complied with any requirement of good faith, fair dealing, and conscionability; (iv) that there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (v) that the execution, delivery, and performance of the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents will not violate, contravene, conflict with or result in a breach of (A) any statute, rule, regulation, ordinance or other law of any jurisdiction other than the State of Indiana or the federal governmental of the United States, or (B) any license, judgment, order, writ, injunction or decree of any court, arbitrator or governmental agency or body or any indenture agreement or instrument to which either of the Lincoln Entities is a party or by which either of the Lincoln Entities or its properties are bound, the existence of which is not known to us.

     Based solely on the foregoing examination, and subject to and relying on the assumptions and other matters referred to above and subject to the limitations and qualifications contained herein, we are of the opinion that:

     1. Lincoln is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it.

     2. Lincoln Bank is a federal savings bank duly organized and validly existing under federal law, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business activities now conducted by it.

     3. Each of the Lincoln Entities has full right, legal power, and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated thereby and to be consummated thereby. The Transaction Documents and the transactions contemplated thereby have been duly authorized by each of the Lincoln Entities, as applicable and as necessary. The Transaction Documents to which they are party have been duly executed and delivered by the Lincoln Entities, respectively, and constitute valid and binding agreements of the Lincoln Entities, enforceable against the Lincoln Entities in accordance with their terms.

     4. The execution, delivery, and performance of the Transaction Documents by the Lincoln Entities and the consummation by the Lincoln Entities of the transactions therein contemplated will not, directly or indirectly, (i) violate, conflict with or result in the breach of any provision of the Lincoln Entities Organizational Documents; (ii) violate any law, rule or regulation applicable to, or, to our knowledge, any judgment, order, or decree which is binding upon, the Lincoln Entities; or (iii) to our knowledge, violate or result in a breach of any of the terms of any contract or other agreement to which either of the Lincoln Entities is a party, or binding on it or any of its properties.

The opinions expressed above are subject to the following qualifications:

     A. Our opinions with respect to the legality, validity, binding effect, and enforceability of any document or agreement referenced above and any rights granted to FSB or First Bank pursuant to any such document or agreement are subject to the effect of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing or affecting debtors' and creditors' rights or remedies generally and to the effect of general principles of equity and matters of public policy (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing. Without limiting the generality of the foregoing exceptions, we express no opinion with respect to the availability of the remedies of specific performance, injunctive relief or of any other equitable remedy.

     B. We have assumed that the execution, delivery, and performance of the Transaction Documents by FSB and First Bank, do not and will not contravene, conflict with, violate or result in breach of (i) any law, statute or ordinance of any jurisdiction applicable solely to FSB and First Bank and not to the Lincoln Entities, (ii) any provision of the constituent documents of FSB or First Bank, or (iii) any approvals, consents, licenses, orders, writs, judgments, injunctions or decrees of any court, arbitrator, administrative agency or other governmental authority, or any indenture, mortgage, deed of trust, agreement, lease or other instrument to which FSB or First Bank are parties.

     C. We express no opinion that the structure of the transaction or the performance of the Transaction Documents is or is not in compliance with professional accounting statutes (state or federal), and all rules, regulations, interpretations, statements, ethical codes, professional standards, and licensing requirements relating to accountancy, whether promulgated by any agency of the State of Indiana or any local or national accounting organization or association.

     D. We wish to advise you that, under Indiana law, contractual indemnification and hold harmless provisions may not be enforceable to the extent the contract does not clearly and unequivocally specify that the indemnity or exculpation covers claims, losses, expenses or other liabilities arising or alleged to arise, in whole or in part, from the negligence, strict liability or other acts or omissions of the indemnified party. Moreover, indemnification (and presumably exculpation) clauses generally are strictly construed and the terms must be set forth clearly and unequivocally. Further, indemnification or exculpation as against certain claims, losses, expenses or other liabilities arising as the result of the indemnified party's violation of federal or state statutes, or the indemnified party's own tort liability when performing a public or quasi-public duty, or other acts or omissions, may be considered contrary to the public policy and, therefore, invalid and/or unenforceable.

     E. We express no opinion as to the enforceability of provisions of the Transaction Documents relating to (i) consents or waivers as to jurisdiction, (ii) consents or waivers of service of process, (iii) the validity or enforceability of any purported waiver or purported consent relating to any rights of the Lincoln Entities or duties owed thereto, existing as a matter of law, (iv) self-help provisions, and
          (v) waiver of Constitutional rights.

     F. We express no opinion as to any provisions in the Transaction Documents insofar as they purport to provide that any party (i) may have rights to the payment or reimbursement of attorneys' fees and litigation expenses, except to the extent that a court determines that such fees are reasonable and such provision is enforceable, (ii) may have rights to the payment of any sum of liquidated damages, or (iii) waives any right or defense.

     G. This opinion is limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion does not constitute a guarantee of, or security for, the obligations created pursuant to the Transaction Documents or any of the other matters referred to or opined upon herein, and by rendering this opinion, we are not guaranteeing or insuring payment or performance of said transaction.

     H. This opinion is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing caselaw. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

     I. The opinions expressed herein represent our reasonable judgment as to certain matters of law based upon the facts presented or assumed and should not be considered or construed as a guarantee. Actions and reliance hereon are subject to the final business judgment of the parties acting in reliance.

     J. This letter is solely for your information in connection with the transaction specified in the first paragraph of this letter and may be relied upon only by you in connection with such transaction. This letter may not be quoted in whole or in part by any entity, nor is it to be filed with any governmental agency or any other person or institution without the prior written consent of this firm.

                                   Sincerely,



                                   BARNES & THORNBURG

                                                                       Exhibit H



                                [BM&E Letterhead]







                                                               -----------------



Lincoln Bancorp
1121 East Main Street
PO Box 510
Plainfield, IN 46168-0510

     Re:  Merger of First Shares Bancorp, Inc. with and into Lincoln Bancorp

Gentlemen:

     We have acted as counsel to First Shares Bancorp, Inc., an Indiana corporation ("FSB"), and First Bank, an Indiana commercial bank and wholly-owned subsidiary of FSB ("First Bank," and together with FSB, the "FSB Entities") in connection with the preparation, execution, and delivery of that certain Agreement and Plan of Reorganization dated March ___, 2004 (the "Merger Agreement"), by and between FSB, First Bank, Lincoln Bancorp, an Indiana corporation ("Lincoln"), and Lincoln Bank, a federal savings bank ("Lincoln Bank"), pursuant to which FSB will be merged with and into Lincoln effective as of __________________ (the "Effective Date"), and pursuant to which First Bank will be merged with and into Lincoln Bank effective as of the Effective Date. We have been asked to furnish this opinion to you on behalf of FSB in connection with the Merger Agreement and pursuant to Section 7.03(c) of the Merger Agreement.

     Unless separately defined herein, the capitalized words and phrases used herein shall have the meanings ascribed to them in the Merger Agreement.

     In  connection  with the  foregoing,  we have been  provided  with and have
reviewed  originals  or  copies,   certified  or  otherwise  identified  to  our
satisfaction, of the following documents:

     A.   The Merger Agreement.

     B. The Articles of Merger, with related Plan of Merger, respecting the merger of FSB with and into Lincoln.

     C. The Articles of Combination and Articles of Merger respecting the merger of First Bank with and into Lincoln Bank.

     D. The Merger Agreement for Subsidiary Merger between Lincoln Bank and First Bank dated March ___, 2004.

     E. The Employment Agreements between Lincoln Bank and Jerry R. Engle and John B. Ditmars.

     F. The Articles of Incorporation and By-laws of FSB and all amendments thereto.

     G. The Articles of Incorporation and Bylaws of First Bank and all amendments thereto (together with the Articles of Incorporation and By-laws of FSB, the "FSB Entities Organizational Documents").

     H. A Certificate of Existence from the Office of the Indiana Secretary of State for FSB dated ___________.

     I. A Certificate of Existence respecting First Bank issued by the Indiana Department of Financial Institutions and the Indiana Secretary of State.

     J. Resolutions adopted by the Board of Directors of FSB and First Bank, by the shareholders of FSB, and by the sole shareholder of First Bank, each authorizing the transactions contemplated by the Merger Agreement.

     K. Such other documents and instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth herein.

     The documents referred to in Paragraphs A through D above are sometimes referred to collectively herein as the "Transaction Documents."

     For purposes of this opinion, we have examined the above documents and have made such examination of Indiana law and the laws of the United States as we have deemed necessary and appropriate. We have relied upon the above documents as to matters of fact. We have not independently checked or verified the accuracy or completeness of the information set forth or certified in such documents.

     In connection with this opinion, we advise you that we have not made any special examination of and are not expressing any opinion regarding the affairs or financial condition of the FSB Entities except as otherwise expressly stated herein.

     Except as otherwise expressly stated herein, this opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations or warranties which may be or have been made to you in connection with the Transaction Documents or any other instrument and agreement contemplated by the Transaction Documents or on any other matters, legal or otherwise, not specifically covered herein. In examining the above listed items, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. In addition, in making our examination of the documents described herein which have been executed by parties other than directors and officers of the FSB Entities, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity and binding effect of all such documents on such other parties.

     As to certain facts material to our opinion which we did not independently establish or verify, we have been furnished with, and have relied upon (i) certificates of officers and other representatives of the FSB Entities delivered to us in connection with this opinion (the "Officer's Certificates"), (ii) information concerning the stock records of the FSB Entities, and (iii) the representations and warranties of FSB set forth in the Merger Agreement. With respect to matters relating to the organization and existence of FSB addressed in the first paragraph below, we have obtained and relied upon a Certificate of Existence from the Office of the Indiana Secretary of State for FSB, and with respect to matters relating to the organization and existence of First Bank addressed in the second paragraph below, we have obtained and relied upon Certificates of Existence respecting First Bank issued by the Indiana Department of Financial Institutions and the Indiana Secretary of State. Other than as specifically set forth herein, it is understood that we have not undertaken any independent investigation to determine the existence or absence of such facts.

     As used herein, "to our knowledge" or words or phrases of similar import shall mean (i) we have relied, without any independent investigation or inquiry, solely upon the Officer's Certificates, and (ii) during the course of our representation of the FSB Entities, no information that would give us current actual knowledge of the inaccuracy of such statement has come within the conscious awareness of lawyers in our office who are actively involved in negotiating the Transaction Documents or preparing documents in furtherance of the transaction which is the subject of the Transaction Documents. Information shall not be deemed to be within our knowledge if such information might have been revealed if there had been undertaken a canvass of all lawyers within this Firm or a general search of the Firm's files.

     We are qualified to practice law only in the State of Indiana and we do not purport to be experts on, or to express an opinion herein concerning, the laws of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions in the State of Indiana. For purposes of rendering this opinion, we have assumed that all matters of law relevant to the Transaction Documents and the transactions contemplated thereby will be governed by the laws of the State of Indiana and the federal laws of the United States. We express no opinion as to state or federal securities or tax laws.

     For purposes of this opinion, we also have assumed the following: (i) the legal capacity of natural persons; (ii) that Lincoln and Lincoln Bank are duly organized and validly existing; (iii) that the conduct of all of the parties to the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents has complied with any requirement of good faith, fair dealing, and conscionability; (iv) that there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (v) that the execution, delivery, and performance of the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents will not violate, contravene, conflict with or result in a breach of (A) any statute, rule, regulation, ordinance or other law of any jurisdiction other than the State of Indiana or the federal governmental of the United States, or (B) any license, judgment, order, writ, injunction or decree of any court, arbitrator or governmental agency or body or any indenture agreement or instrument to which either of the FSB Entities is a party or by which either of the FSB Entities or its properties are bound, the existence of which is not known to us.

     Based solely on the foregoing examination, and subject to and relying on the assumptions and other matters referred to above and subject to the limitations and qualifications contained herein, we are of the opinion that:

     1. FSB is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it.

     2. First Bank is a commercial banking association duly organized and validly existing under the laws of the State of Indiana, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business activities now conducted by it.

     3. Each of the FSB Entities has full right, legal power, and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated thereby and to be consummated thereby. The Transaction Documents and the transactions contemplated thereby have been duly authorized by each of the FSB Entities, as applicable and as necessary. The Transaction Documents to which they are party have been duly executed and delivered by the FSB Entities, respectively, and constitute valid and binding agreements of the FSB Entities, enforceable against the FSB Entities in accordance with their terms.

     4. The execution, delivery, and performance of the Transaction Documents by the FSB Entities and the consummation by the FSB Entities of the transactions therein contemplated will not, directly or indirectly,
          (i) violate, conflict with or result in the breach of any provision of the FSB Entities Organizational Documents or (ii) violate any law, rule or regulation applicable to, or, to our knowledge, any judgment, order, or decree which is binding upon, the FSB Entities.

     5. At the Effective Time, there were no outstanding Commonly Registered Equity Contracts, Collateralized Equity Contracts, Commonly Registered Debentures, or Unrestricted Debentures, FSB has satisfied all obligations and liabilities with respect thereto, and the transactions in which the Contracts and Debentures were eliminated comply with the terms of the Trust Indenture relating to the Debentures and the Master Contract.

The opinions expressed above are subject to the following qualifications:

     A. Our opinions with respect to the legality, validity, binding effect, and enforceability of any document or agreement referenced above and any rights granted to Lincoln or Lincoln Bank pursuant to any such document or agreement are subject to the effect of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing or affecting debtors' and creditors' rights or remedies generally and to the effect of general principles of equity and matters of public policy (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing. Without limiting the generality of the foregoing exceptions, we express no opinion with respect to the availability of the remedies of specific performance, injunctive relief or of any other equitable remedy.

     B. We have assumed that the execution, delivery, and performance of the Transaction Documents by Lincoln and Lincoln Bank do not and will not contravene, conflict with, violate or result in breach of (i) any law, statute or ordinance of any jurisdiction applicable solely to Lincoln and Lincoln Bank and not to the FSB Entities, (ii) any provision of the constituent documents of Lincoln or Lincoln Bank, or (iii) any approvals, consents, licenses, orders, writs, judgments, injunctions or decrees of any court, arbitrator, administrative agency or other governmental authority, or any indenture, mortgage, deed of trust, agreement, lease or other instrument to which Lincoln or Lincoln Bank are parties.

     C. We express no opinion that the structure of the transaction or the performance of the Transaction Documents is or is not in compliance with professional accounting statutes (state or federal), and all rules, regulations, interpretations, statements, ethical codes, professional standards, and licensing requirements relating to accountancy, whether promulgated by any agency of the State of Indiana or any local or national accounting organization or association.

     D. We wish to advise you that, under Indiana law, contractual indemnification and hold harmless provisions may not be enforceable to the extent the contract does not clearly and unequivocally specify that the indemnity or exculpation covers claims, losses, expenses or other liabilities arising or alleged to arise, in whole or in part, from the negligence, strict liability or other acts or omissions of the indemnified party. Moreover, indemnification (and presumably exculpation) clauses generally are strictly construed and the terms must be set forth clearly and unequivocally. Further, indemnification or exculpation as against certain claims, losses, expenses or other liabilities arising as the result of the indemnified party's violation of federal or state statutes, or the indemnified party's own tort liability when performing a public or quasi-public duty, or other acts or omissions, may be considered contrary to the public policy and, therefore, invalid and/or unenforceable.

     E. We express no opinion as to the enforceability of provisions of the Transaction Documents relating to (i) consents or waivers as to jurisdiction, (ii) consents or waivers of service of process, (iii) the validity or enforceability of any purported waiver or purported consent relating to any rights of the FSB Entities or duties owed thereto, existing as a matter of law, (iv) self-help provisions, and
          (v) waiver of Constitutional rights.

     F. We express no opinion as to any provisions in the Transaction Documents insofar as they purport to provide that any party (i) may have rights to the payment or reimbursement of attorneys' fees and litigation expenses, except to the extent that a court determines that such fees are reasonable and such provision is enforceable, (ii) may have rights to the payment of any sum of liquidated damages, or (iii) waives any right or defense.

     G. This opinion is limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion does not constitute a guarantee of, or security for, the obligations created pursuant to the Transaction Documents or any of the other matters referred to or opined upon herein, and by rendering this opinion, we are not guaranteeing or insuring payment or performance of said transaction.

     H. This opinion is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing caselaw. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

     I. The opinions expressed herein represent our reasonable judgment as to certain matters of law based upon the facts presented or assumed and should not be considered or construed as a guarantee. Actions and reliance hereon are subject to the final business judgment of the parties acting in reliance.

     This letter is solely for your information in connection with the transaction specified in the first paragraph of this letter and may be relied upon only by you in connection with such transaction. This letter may not be quoted in whole or in part by any entity, nor is it to be filed with any governmental agency or any other person or institution without the prior written consent of this firm.

                                   Sincerely,



                                   BOSE MCKINNEY & EVANS LLP